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TABLE OF CONTENTS PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-234662

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Ordinary shares, par value US$0.000003125 per share(4)	575,000,000	US$22.4889	US$12,931,117,500	US$1,678,459.06

(1)
Includes 75,000,000 ordinary shares, par value US$0.000003125 per share, which Credit Suisse (Hong Kong) Limited may borrow from PCIP I Limited to facilitate the settlement of over-allocations.

(2)
Calculated based on an exchange rate of HK$7.8261 to US$1.00 as of November 15, 2019, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. The offering price is HK$176.00 per ordinary share.

(3)
Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended.

(4)
Includes all ordinary shares in the Global Offering (as defined in the prospectus supplement under the caption "Underwriting"). Such ordinary shares include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such ordinary shares may be represented by American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby, which have been registered under separate registration statements on Form F-6 dated August 27, 2014 (File No. 333-198401) and May 17, 2019 (File No. 333-231579). Each such ADS represents eight ordinary shares.

Prospectus Supplement
(to Prospectus dated November 13, 2019)

500,000,000 Ordinary Shares

Alibaba Group Holding Limited

We are offering 500,000,000 ordinary shares, par value US$0.000003125 per share, as part of a Global Offering, comprising an international offering of 450,000,000 ordinary shares offered hereby, and a Hong Kong public offering of 50,000,000 ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$176.00 per ordinary share, or approximately US$22.49 per ordinary share based on an exchange rate of HK$7.8261 to US$1.00.

Our ADSs are listed on the New York Stock Exchange, or the NYSE, under the symbol "BABA." On November 19, 2019, the last reported trading price of our ADSs on the NYSE was US$185.25 per ADS, or HK$181.22 per ordinary share, based upon an exchange rate of HK$7.8261 to US$1.00. Each ADS represents eight ordinary shares.

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

Approval-in-principle has been granted by The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, for the listing of, and permission to deal in, our ordinary shares under the stock code "9988."

Investing in the ordinary shares involves a high degree of risk. See the "Risk Factors" beginning on page S-28 of this prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE HK$176.00 PER ORDINARY SHARE

	Per Ordinary Share	Total

Public offering price	HK$176.00(1)	HK$88,000,000,000.00

Underwriting discounts and commissions(2)	HK$0.44	HK$220,000,000.00

Proceeds to us (before expenses)(3)	HK$175.56	HK$87,780,000,000.00

(1)
Equivalent to US$179.91 per ADS, based upon each ADS representing eight ordinary shares and an exchange rate of HK$7.8261 to US$1.00 as of November 15, 2019, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

(2)
See "Underwriting" beginning on page S-44 of this prospectus supplement for additional information regarding total underwriting compensation and certain of our expenses reimbursable by the underwriters.

(3)
Includes estimated net proceeds of HK$8,778,000,000.00 from the sale of 50,000,000 ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by China International Capital Corporation Hong Kong Securities Limited and Credit Suisse (Hong Kong) Limited, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 75,000,000 ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with PCIP I Limited, or PCIP I, that is intended to facilitate the settlement of over-allocations. Credit Suisse (Hong Kong) Limited is obligated to return ordinary shares to PCIP I by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or PCIP I for the loan of these ordinary shares.

The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about November 26, 2019.

Joint Sponsors, Joint Global Coordinators and Joint Bookrunners
(in alphabetical order)

CICC	Credit Suisse

Joint Global Coordinators and Joint Bookrunners

Citigroup	J.P. Morgan	Morgan Stanley

Prospectus Supplement dated November 20, 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering materials we file with the United States Securities and Exchange Commission, or the SEC. We have not, PCIP I has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. Neither we, nor PCIP I, nor the underwriters are making an offer of the ordinary shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any other offering material is accurate as of any date other than the

S-i

respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

LETTER FROM CHAIRMAN AND CEO

Dear Alibaba Investors,

Thank you for your interest in and support for Alibaba Group. Today we are launching our listing in Hong Kong. As a young company that is only 20 years old, it is a new starting point for Alibaba.

The world is transforming into a digital economy. We are living through an extraordinary era — one full of changes, challenges and opportunities. Against this backdrop, how will Alibaba remain true to our mission and continue to innovate and create value for society, our merchants and consumers, and our shareholders? I would like to share with you our philosophy, our plans and our course of action.

Be a Good Company that Lasts for 102 Years

Alibaba is a company driven by mission, vision and values. The essence of Alibaba's culture comes from our belief in the good of humanity and society. With the advent of the digital economy, we think about what can change and what will remain constant. Upon celebrating our 20th anniversary celebration recently, we took a fresh look at our mission, vision and values.

Our original mission — "to make it easy to do business anywhere" — remains unchanged, but we updated our "102-year" vision to say that we want to be a good company that lasts for 102 years. Alibaba does not seek to be the biggest or the strongest. Rather, we aspire to be a company that does good: brings positive energy to society; takes on greater social responsibility; serves small businesses; and brings appreciation and satisfaction to our employees and shareholders.

At the same time, we refreshed Alibaba's six core values. We replaced the original six concepts with six vintage colloquial phrases, each of which represents a slice of Alibaba's history, with stories that reflect Alibaba's distinctive cultural outlook and the difficult choices we have made along the way. These values are captured in six phrases:

  •
  Customers first, employees second, shareholders third

  •
  Trust makes everything simple

  •
  Change is the only constant

  •
  Today's best performance is tomorrow's baseline

  •
  If not now, when? If not me, who?

  •
  Live seriously, work happily

Alibaba's culture is grounded in our core values, and these have led us from being just a dream to where we are today. No matter how the world changes around us, the only way for us to move forward is to stay true to our mission, vision and values.

A New Business Paradigm in the Digital Economy Era

The hallmark of the digital economy is the ongoing integration between the internet and manufacturing, agricultural, services and the public sector across multiple dimensions. This has prompted the emergence of a new business paradigm that is grounded in the principles of openness, sharing, collaboration and mutual success. It is a departure from the traditional zero-sum business model with a renewed focus on the interests of customers and shared value creation. Digital technology will bring about more inclusive opportunities and more sustainable developments across society. Alibaba is eager to make its own unique contributions in shaping the new business paradigm of the digital economy.

After 20 years of development, Alibaba has transformed from an e-commerce company to the basic infrastructure for the digital economy with an ecosystem that encompasses digital commerce, financial technology, intelligent logistics, cloud computing and big data. With many partners and service providers across the digital economy serving both consumers and enterprises, we have created and stimulated new consumption patterns and at the same time helped enterprises across industries to accomplish their digital transformation. We hope to help tens of thousands of small businesses to blossom, as well as supporting the development of new unicorns and companies on their way to becoming giants.

Our Overall Goal and Strategy for the Future

As we celebrated Alibaba's 20th anniversary in September, we shared our strategic goals for the next five years: serve global consumers, of which more than 1 billion will be Chinese consumers, and facilitate more than RMB 10 trillion of consumption on our platforms. Our longer-term goals by the year 2036 are to serve 2 billion consumers globally, create 100 million jobs, and provide the necessary infrastructure to support 10 million small businesses to become profitable on our platforms.

To realize these goals, we must continue to pursue three strategic pillars: globalization, domestic consumption, and big data powered by cloud computing.

  1.
  Globalization is the future of Alibaba Group. We firmly believe the marriage of digital technology and commerce will bring about unprecedented change that will not be limited by borders. The pervasive application of digital technology in areas such as commerce, finance and logistics will significantly improve the efficiency of trade between different countries and different markets. It will truly help make it easy to do business anywhere in the most literal way.

    We will continue to leverage our go-to-market approach of "Global Buy, Global Sell, Global Pay, Global Delivery and Global Fun" to drive growth and prosperity across the global digital economy.

  2.
  Domestic consumption is the future of China's economy, which is in the process of transitioning from an investment- and export-driven economy into a consumption-led economy. Today on Alibaba's China retail marketplaces, we have 785 million mobile monthly active users. These users are incredibly active and young and represent China's future consumption power.

    The substantial growth potential of domestic consumption is being propelled by China's urbanization, emergence of hundreds of millions of middle-class consumers and the conversion of all consumers into internet users. These trends will provide opportunities for digital technology to create new consumption possibilities.

    Through bringing about diverse supply of products and services, we hope to fulfill the needs of all consumers in all segments. Further, we hope to re-model the supply side through big data and leverage innovation to connect supply directly to the market, thereby stimulating new demand among consumers.

  3.
  Big data and cloud computing are respectively the fuel and engine of the digital economy. The Alibaba digital economy not only generates a continuous flow of data, the application of data intelligence in all aspects of our business enables our ecosystem to grow and prosper. We believe that in the era of the digital economy, productivity will be defined by computing power.

    In the future, all businesses will look like internet companies as big data drive their business decisions and operations. The vast opportunity for Alibaba is not just the upgrade of a particular industry, but rather the transformation of all industries. Therefore, we are fully invested in the development of the Alibaba Business Operating System, which will offer our capabilities in digital commerce, financial technology, intelligent logistics and cloud computing to our customers and partners. Through this, we hope to help them to successfully carry out their digital transformation.

Preservation of Culture and Our Future

Culture is the bedrock of Alibaba, while innovation is in our DNA. In the past ten years, we have developed and practiced a corporate governance model based on a partnership structure. We stand by our partnership system in order to achieve continuity of our culture founded on mission, vision and values.

On September 10th, we completed a comprehensive upgrade of our management team, an important step in our future development. In this fast-changing world, we need to keep innovating and constantly challenge and even disrupt ourselves, and we use the same approach in developing our talent. This is why we seek to identify and promote future shapers, encourage our young people to create and experiment, enable women to take on senior roles within our company, and nurture diversity to advance our globalization.

We will shape an environment that encourages our employees to be socially-conscious and be always curious about the future. We want the world to experience more compassion and optimism because of Alibaba.

Back to Hong Kong

When Alibaba Group went public in 2014, we missed out on Hong Kong with regret. Hong Kong is one of the world's most important financial centers. Over the last few years, there have been many encouraging reforms in Hong Kong's capital market. During this time of ongoing change, we continue to believe that the future of Hong Kong remains bright. We hope we can contribute, in our small way, and participate in the future of Hong Kong.

Thank you once again for supporting and participating in Alibaba's development. We have a saying at Alibaba: "Believing is seeing," and the future belongs to those who "believe in belief." Alibaba will continue to persevere!

Daniel Zhang
Alibaba Group Chairman and Chief Executive Officer

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Global Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated November 13, 2019 included in the registration statement on Form F-3 (No. 333-234662), which provides more general information.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption "Underwriting") and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

  •
  "ADSs" are to the American depositary shares, each of which represents eight ordinary shares;

  •
  "Alipay" are to Alipay.com Co., Ltd., a company with which we have a long-term contractual relationship and which is a wholly-owned subsidiary of Ant Financial or, where the context requires, its predecessor entities. Although we hold a 33% equity interest in Ant Financial, we do not have any control over either Ant Financial or Alipay;

  •
  "Altaba" are to Altaba Inc. (formerly known as Yahoo! Inc.), Altaba Holdings Hong Kong Limited (formerly known as Yahoo! Hong Kong Holdings Limited) and Altaba HK MC Limited, collectively;

  •
  "annual active consumers" are to user accounts that had one or more confirmed orders on the relevant platforms during the previous twelve months, regardless of whether or not the buyer and seller settle the transaction;

  •
  "annual active users" for Ant Financial are to user accounts that used one or more services provided by Ant Financial and its investees, such as payment, wealth management, financing, insurance and credit system, during the previous twelve months;

  •
  "Ant Financial" are to Ant Small and Micro Financial Services Group Co., Ltd., a company organized under the laws of the PRC (in which we have held a 33% equity interest since September 2019) and, as the context requires, its consolidated subsidiaries;

  •
  "Cainiao Network" are to Cainiao Smart Logistics Network Limited, a company incorporated under the laws of the Cayman Islands;

  •
  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan and the special administrative regions of Hong Kong and Macau;

  •
  "China retail marketplaces" are to Taobao Marketplace and Tmall, collectively;

  •
  "GMV" are to the value of confirmed orders of products and services on our marketplaces, regardless of how, or whether, the buyer and seller settle the transaction. Unless otherwise stated, GMV in reference to our marketplaces includes only GMV transacted on our China retail marketplaces. Our calculation of GMV for our China retail marketplaces includes shipping charges paid by buyers to sellers. As a prudential matter aimed at eliminating any influence on our GMV of potentially fraudulent transactions, we exclude from our calculation of GMV transactions in certain product categories over certain amounts and transactions by buyers in certain product categories over a certain amount per day;

  •
  "HK$" and "Hong Kong dollars" are to the legal currency of the Hong Kong Special Administrative Region of the People's Republic of China;

  •
  "mobile MAUs" in a given month are to the number of unique mobile devices that were used to visit or access certain of our mobile apps at least once during that month;

  •
  "orders" are to each confirmed order from a transaction between a buyer and a seller for products and services on the relevant platform, even if these orders include multiple items, during the specified period, whether or not the transaction is settled;

  •
  "RMB" and "Renminbi" are to the legal currency of China;

  •
  "SoftBank" are to SoftBank Group Corp. (formerly known as SoftBank Corp. before July 2, 2015), SBBM Corporation, West Raptor Holdings, LLC and Skywalk Finance GK, collectively;

  •
  "variable interest entities" or "VIEs" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites and mobile apps for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

  •
  "we," "us," "our company" and "our" are to Alibaba Group Holding Limited and its consolidated subsidiaries and its affiliated consolidated entities, including our variable interest entities and their subsidiaries; and

  •
  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

Unless specifically indicated otherwise or unless the context otherwise requires, all references to our ordinary shares exclude ordinary shares issuable upon the exercise of options or vesting of restricted share units, or RSUs, outstanding under our share incentive plans as of the date of this prospectus supplement.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industries and the regulatory environment in which we and companies integral to our digital economy operate. These forward looking statements are made under the "safe harbor" provision under Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements are contained principally in the sections entitled "Prospectus Supplement Summary", "Risk Factors", "Use of Proceeds", "Operating and Financial Review and Prospects" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein or included in our Annual Report on Form 20-F for the fiscal year ended March 31, 2019, or the 2019 Annual Report, Exhibit 99.2 to our Current Report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Alibaba Group Supplemental and Updated Disclosures", as well as other documents that are incorporated by reference into this prospectus supplement. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "target," "goal," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference into this prospectus supplement relate to, among others:

  •
  our growth strategies;

  •
  our future business development and goals, results of operations and financial condition;

  •
  trends in commerce, the overall technology and the other industries in which we operate, both in China and globally;

  •
  competition in our industries;

  •
  fluctuations in general economic and business conditions in China and globally;

  •
  expected changes in our revenues and certain cost and expense items and our operating margins;

  •
  the completion of our investment transactions, as well as regulatory approvals and other conditions that must be satisfied or waived in order to complete the investment transactions;

  •
  the completion of the process of enhancing the structure of our material variable interest entities and certain other variable interest entities, or the VIE Structure Enhancement;

  •
  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

  •
  the regulatory environment in which we and companies integral to our digital economy operate; and

  •
  assumptions underlying or related to any of the foregoing.

The global and China Internet, retail, wholesale, online and mobile commerce, cloud computing, and digital media and entertainment industries or markets may not grow at the rates projected by market data, or at all. The failure of these industries or markets to grow at the projected rates may have a material adverse effect on our business, financial condition and results of operations and the market price of our ordinary shares and ADSs. If any one or more of the assumptions underlying the industry or market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, any projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading "Risk Factors" or under similar headings in other documents which are incorporated by reference into this prospectus supplement. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made herein. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required under applicable law. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the ordinary shares. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the section titled "Risk Factors" and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement.

Our Mission

Our mission is to make it easy to do business anywhere.

Our founders started our company to champion small businesses, in the belief that the Internet would level the playing field by enabling small enterprises to leverage innovation and technology to grow and compete more effectively in domestic and global economies. Our decisions are guided by how they serve our mission over the long-term, not by the pursuit of short-term gains.

Our Vision

We aim to build the future infrastructure of commerce. We envision that our customers will meet, work and live at Alibaba. We do not pursue size or power; we aspire to be a good company that will last for 102 years.

As we continue to expand our businesses from commerce to cloud computing, digital media and entertainment, among other sectors, Alibaba has evolved into a digital economy that is unique, energetic and innovative. We have set five-year goals to serve global consumers, of which more than 1 billion will be Chinese consumers, and facilitate more than RMB10 trillion of consumption on our platforms. We believe the five-year goals put us closer to achieving our vision for 2036: to be serving 2 billion global consumers, empowering 10 million profitable businesses and to have created 100 million jobs.

Our Values

Our values are fundamental to the way we operate and how we recruit, evaluate and compensate our people. Our six values are:

•	Customers first, employees second, shareholders third — This reflects our choice of what's important, in order of priority. Only by creating sustained customer value can employees grow and shareholders achieve long-term benefit.
•
Trust makes everything simple — Trust is both the most precious and fragile thing in the world. The story of Alibaba is a story of building and cherishing trust. Complexity begets complexity, and simplicity breeds simplicity. Aliren ( ) are straightforward — what you see is what you get. With trust, there is no second-guessing or suspicion, and the result is simplicity and efficiency.
•
Change is the only constant — Whether you change or not, the world is changing, our customers are changing and the competitive landscape is changing. We must face change with respect and humility. Otherwise, we will fail to see it, fail to respect it, fail to understand it and fail to catch up with it. Whether you change yourself or create change, both are the best kinds of change. Embracing change is the most unique part of our DNA.
•
Today's best performance is tomorrow's baseline — In Alibaba's most challenging times, this spirit has helped us overcome difficulties and survive. In bad times, we know how to motivate ourselves; in good times, we dare to set "dream targets" (stretch goals). Face the future, or we regress. We must shoot for the moon, challenge ourselves, motivate ourselves and exceed ourselves.

•	If not now, when? If not me, who? — This was a tagline in Alibaba's first job advertisement and became our first proverb. It is not a question, but a call of duty. This proverb symbolizes the sense of ownership that each Aliren must possess.
•
Live seriously, work happily — Work is now, life is forever. What you do in your job is up to you, but you have responsibility to the ones who love you. Enjoy work as you enjoy life; treat life seriously as you do work. If you live with purpose, you will find reward. You make Alibaba different and make your loved ones proud. Everyone has their own view of work and life; we respect each person's choice. Whether you live by this value depends on how you live your life.

Company Overview

To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate and improve their efficiencies. We provide the technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of new technology to engage with their users and customers and operate in a more efficient way.

Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives. In addition, Ant Financial, an unconsolidated related party, provides payment and financial services to consumers and merchants on our platforms. A digital economy has developed around our platforms and businesses that consists of consumers, merchants, brands, retailers, third-party service providers, strategic alliance partners and other businesses.

Core Commerce

  Retail commerce in China

We are the largest retail commerce business in the world in terms of GMV in the twelve months ended March 31, 2019, according to Analysys. We operate Taobao Marketplace, China's largest mobile commerce destination with a large and growing social community, and Tmall, the world's largest third-party online and mobile commerce platform for brands and retailers, in each case in terms of GMV in the twelve months ended March 31, 2019, according to Analysys.

We have introduced New Retail initiatives to reengineer the fundamentals of retail operations and transform the retail landscape. New Retail represents the convergence of online and offline retail by leveraging digitalized operating systems, in-store technology, supply chain systems, consumer insights and the mobile ecosystem to provide a seamless shopping experience for consumers. For example, Freshippo (known as "Hema" in Chinese), our proprietary grocery retail chain, creates a new shopping experience through converging online and offline activities by using retail stores to warehouse and fulfill online orders, in addition to offering a rich and fun experience for customers who shop in-store.

  Retail commerce — cross-border and global

We operate Lazada's leading e-commerce platform across Southeast Asia. AliExpress, one of our global retail marketplaces, enables global consumers to buy directly from manufacturers and distributors in China and around the world. Tmall Global is the largest import e-commerce platform in China based on GMV in the twelve months ended March 31, 2019, according to Analysys. In September 2019, we acquired Kaola, an import e-commerce platform in China, to further broaden our offerings and strengthen our leadership in cross-border retail commerce. Additionally, Tmall World, a Chinese-language e-commerce platform, enables overseas Chinese consumers to shop directly from Chinese domestic brands and retailers. We also operate Trendyol in Turkey, and Daraz, which primarily operates in Pakistan and Bangladesh. Both Trendyol and Daraz operate leading e-commerce platforms in their respective markets.

  Wholesale commerce in China

We operate 1688.com, China's leading integrated domestic wholesale marketplace in 2018 by revenue, according to Analysys, and Lingshoutong ( ), a digital sourcing platform that connects FMCG brand manufacturers and their distributors directly to local mom-and-pop stores in China.

  Wholesale commerce — cross-border and global

We operate Alibaba.com, China's largest integrated international online wholesale marketplace in 2018 by revenue, according to Analysys. As of March 31, 2019, buyers on Alibaba.com were located in over 190 countries.

  Logistics services

We operate Cainiao Network's logistics data platform and global fulfillment network that primarily leverages the capacity and capabilities of logistics partners. It offers domestic and international one-stop-shop logistics services and supply chain management solutions, fulfilling various logistics needs of merchants and consumers at scale, serving our digital economy and beyond. We use Cainiao Network's data insights and technology to facilitate the digitalization of the entire warehousing, fulfillment and delivery process, thereby improving efficiency across the logistics value chain. In addition, we also operate Ele.me's local on-demand delivery network, known as Fengniao Logistics, to deliver food, beverages, groceries, among other products, to consumers on a timely basis.

  Consumer services

We operate Ele.me, a leading on-demand delivery and local services platform, and Koubei, a leading restaurant and local services guide platform for in-store consumption. Ele.me and Koubei operate under a single management team, and they leverage our user base and data technology to expand our offerings from shopping to services. We also operate Fliggy, a leading online travel platform.

Cloud Computing

We operate Alibaba Cloud, the world's third largest, and Asia Pacific's largest, IaaS and Infrastructure Utility Services provider by revenue in 2018 in U.S. dollars, according to Gartner. Alibaba Cloud is also China's largest provider of public cloud services by revenue in 2018, including PaaS and IaaS services, according to IDC. Alibaba Cloud offers a complete suite of cloud services, including elastic computing, database, storage, network virtualization services, large scale computing, security, management and application services, big data analytics, a machine learning platform, and IoT services, serving our digital economy and beyond.

Digital Media and Entertainment

Digital media and entertainment is a natural extension of our strategy to capture our users' consumption beyond core commerce, creating significant synergies across our digital economy. We leverage on insights from our core commerce businesses to deliver relevant digital media and entertainment content to consumers to create a superior entertainment experience. Our two key distribution platforms are Youku, the third largest online video platform in China in terms of monthly active users in March 2019, according to QuestMobile, and UC Browser, one of the top mobile browsers in the world in terms of page views in March 2019, according to StatCounter (http://gs.statcounter.com). We also operate Alibaba Pictures, an Internet-driven integrated platform for the entertainment industry, and other content platforms, such as news feeds, literature and music. Our platforms enable users to discover and consume content as well as interact with each other.

Innovation Initiatives

We continue to innovate and develop new service offerings and products with the goals of meeting the needs and improving efficiency in the daily lives of our customers and creating synergies among our digital economy participants. Amap, the largest provider of mobile digital map, navigation and real-time traffic information in

China by monthly active users in March 2019, according to QuestMobile, empowers our businesses and third-party mobile apps through its map data technology. DingTalk, the largest business efficiency app in China by monthly active users in March 2019, according to QuestMobile, enables communication in multiple formats, workflow management and network collaboration among team members and enterprises, all through a single interface. Tmall Genie, the No. 1 smart speaker in China by shipments in 2018, according to IDC, provides a new and interactive interface for our customers to easily access services offered by our digital economy participants.

Our Digital Economy

A digital economy has developed around our platforms and businesses that consists of consumers, merchants, brands, retailers, third-party service providers, strategic alliance partners and other businesses. At the nexus of this digital economy are our technology platform, our marketplace rules and the role we play in connecting these participants to make it possible for them to discover, engage and transact with each other and manage their businesses anytime and anywhere. Our digital economy has strong self-reinforcing network effects benefitting its various participants, who are in turn invested in our digital economy's growth and success.

The following chart sets forth the key businesses and services provided by us and Ant Financial, our major cooperation partner.

*
We do not consolidate Ant Financial in our financial statements.

Our Strengths

We believe that our following strengths contribute to our success and are differentiating factors that set us apart from our peers:

  •
  Innovative culture and capabilities;

  •
  Management team with owner mentality and proven track record;

  •
  Trusted brands;

  •
  Consumer insights;

  •
  Reliable, scalable and cost-effective proprietary technology; and

  •
  Thriving digital economy with powerful network effects.

Our Strategies

We will continue to innovate in the areas of business models, products and services, and technology to create value for both consumers and businesses. We formulate and evolve strategies that aim to best serve the interests of consumers and businesses. Our strategies include a focus on:

  •
  Driving user growth and engagement;

  •
  Empowering businesses to facilitate digital transformation and improve operational efficiency; and

  •
  Continuing to innovate.

Our Shareholding and Corporate Structure

Alibaba Partnership

Since our founders first gathered in Jack Ma's apartment in 1999, they and our management have acted in the spirit of partnership. We view our culture as fundamental to our success and our ability to serve our customers, develop our employees and deliver long-term value to our shareholders. In July 2010, in order to preserve this spirit of partnership and to ensure the sustainability of our mission, vision and values, we decided to formalize our partnership as Lakeside Partners, named after the Lakeside Gardens residential community where Jack and our other founders started our company. We refer to the partnership as the Alibaba Partnership. The Alibaba Partnership currently has 38 members.

We have one class of ordinary shares, and each holder of our ordinary shares is entitled to one vote per ordinary share. Pursuant to our Articles of Association, the Alibaba Partnership has the exclusive right to nominate or, in limited situations, appoint, up to a simple majority of the members of our board of directors. For additional information, see "Item 6. Directors, Senior Management and Employees — A. Directors and Senior Management — Alibaba Partnership" in the 2019 Annual Report as well as other documents that are incorporated by reference into this prospectus supplement.

Our VIE Structure

Due to legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include the operations of ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industries in China, operate our Internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through various contractual arrangements with variable interest entities that are incorporated in the PRC and 100% owned by PRC citizens or by PRC entities owned and/or controlled by PRC citizens. The relevant variable interest entities hold the ICP licenses and other regulated licenses and operate our Internet businesses and other businesses in which foreign investment is restricted or prohibited. We have entered into certain contractual arrangements, as described in more detail in "Our History and Corporate Structure — Contractual Arrangements Among Our Wholly-Owned Entities, Variable Interest Entities and the Variable Interest Entity Equity Holders," in the 2019 Annual Report, which is incorporated by reference into this prospectus supplement, which collectively enable us to exercise effective control over the variable interest entities and realize substantially all of the economic risks and benefits arising from the variable interest entities. As a result, we include the financial results of each of the variable interest entities in our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

Historically, our wholly-owned entities generally have generated the significant majority of our revenue and held the significant majority of our operational assets.

Risk Factors

There are certain risks involved in our business and industries, our corporate structure, our business operations in China, investing in our ordinary shares, the listing on the Hong Kong Stock Exchange and the Global Offering, many of which are beyond our control. For example, these risks include, among others, the following risks relating to our business and industries:

  •
  Any failure to maintain the trusted status of our digital economy could severely damage our reputation and brand;

  •
  Sustained investment in our business, strategic acquisitions and investments, as well as our focus on long-term performance, and on maintaining the health of our digital economy, may negatively affect our margins and our net income;

  •
  We may not be able to maintain or grow our revenue or our business;

  •
  If we are unable to compete effectively, our business, financial condition and results of operations would be materially and adversely affected; and

  •
  We may not be able to maintain and improve the network effects of our digital economy, which could negatively affect our business and prospects.

Use of Proceeds

We estimate that we will receive net proceeds from the Global Offering of approximately HK$87,557 million, or US$11,188 million (or approximately HK$100,723 million, or US$12,870 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), based on the offer price for the international offering and the Hong Kong public offering of HK$176.00, or US$22.49, per ordinary share (equivalent to US$179.91 per ADS), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. On November 19, 2019, the last reported trading price of our ADSs on the NYSE was US$185.25 per ADS, or HK$181.22 per ordinary share. Each ADS represents eight ordinary shares. On November 15, 2019, the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board for Hong Kong dollars was HK$7.8261 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

We plan to use the net proceeds we will receive from the Global Offering for the implementation of our strategies of:

  •
  Driving user growth and engagement;

  •
  Empowering businesses to facilitate digital transformation and improve operational efficiency; and

  •
  Continuing to innovate.

See "Use of Proceeds" for more information.

Share Split and ADS Ratio Change

Our shareholders approved a share split of our ordinary shares at the annual general meeting held on July 15, 2019, which we refer to as the Share Split. Effective before the commencement of trading on the NYSE on July 30, 2019, we subdivided each of our issued and unissued ordinary shares into eight ordinary shares. Following this share subdivision, and as of July 30, 2019, our authorized share capital was US$100,000 consisting of 32,000,000,000 ordinary shares, par value US$0.000003125 per share. Simultaneously with the share subdivision, a change in the ratio of our ADS to ordinary shares also became effective. Following the ADS ratio change, each ADS represents eight ordinary shares. Previously, each ADS represented one ordinary share. As of November 5, 2019, there were 20,886,784,264 ordinary shares issued, fully-paid and outstanding.

Public Offering and Listing in Hong Kong

We are offering 500,000,000 ordinary shares, par value US$0.000003125 per share, as part of a Global Offering, comprising an international offering of 450,000,000 ordinary shares offered hereby, and a Hong Kong public offering of 50,000,000 ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

Approval-in-principle has been granted by the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules for the listing of, and permission to deal in, our ordinary shares under the stock code "9988."

Fungibility and Conversion between ADSs and Ordinary Shares

In connection with our public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between the NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares that are represented by ADSs from our Cayman share register to our Hong Kong share register.

In addition, all ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See "Conversion between ADSs and Ordinary Shares."

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors — Risks Related to the Ordinary Shares, American Depositary Shares and the Global Offering — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange."

Corporate Information

Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the NYSE under the symbol "BABA." The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus supplement.

 THE GLOBAL OFFERING

Public Offering Price:	HK$176.00, or US$22.49, per ordinary share
The Global Offering:

We are offering 500,000,000 ordinary shares in the Global Offering, comprising an international offering of 450,000,000 ordinary shares offered hereby, and a Hong Kong public offering of 50,000,000 ordinary shares. For more information, see "Underwriting."

Option to Purchase Additional Ordinary Shares:

We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 75,000,000 ordinary shares at the public offering price. Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with PCIP I that is intended to facilitate the settlement of over-allocations.

Ordinary Shares Outstanding Immediately After the Global Offering:

21,386,784,264 ordinary shares (or 21,461,784,264 ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding ordinary shares issuable upon the exercise of options or vesting of RSUs outstanding under our share incentive plans as of the date of this prospectus supplement.

Use of Proceeds:

We estimate that we will receive net proceeds from the Global Offering of approximately HK$87,557 million, or US$11,188 million (or approximately HK$100,723 million, or US$12,870 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), based on the offer price for the international offering and the Hong Kong public offering of HK$176.00, or US$22.49, per ordinary share (equivalent to US$179.91 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. No fees or other remuneration will be paid by the underwriters to us or PCIP I for the loan of the ordinary shares discussed above in "Option to Purchase Additional Ordinary Shares." On November 19, 2019, the last reported trading price of our ADSs on the NYSE was US$185.25 per ADS, or HK$181.22 per ordinary share. Each ADS represents eight ordinary shares. On November 15, 2019, the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board for Hong Kong dollars was HK$7.8261 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate. It assumes no adjustment to the allocation of ordinary shares between the international offering and the Hong Kong public offering.

We plan to use the net proceeds we will receive from the Global Offering to facilitate the implementation of our strategies of:
• Driving user growth and engagement;
• Empowering businesses to facilitate digital transformation and improve operational efficiency; and
• Continuing to innovate.
See "Use of Proceeds" and "Principal and Other Shareholders" for more information.
Lock-Up:

We, our directors and executive officers, and SoftBank, have agreed with the underwriters to lock-up restrictions in respect of our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs, for a period of 90 days after the date of this prospectus supplement, subject to limited exceptions as described under "Shares Eligible for Future Sale" and "Underwriting." As of November 5, 2019, our directors, executive officers and SoftBank held a total of 7,264,911,624 ordinary shares, including ordinary shares that they have the right to acquire within 60 days of November 5, 2019 (representing approximately 34.8% of our ordinary shares then issued and outstanding).

Risk Factors:

You should carefully read "Risk Factors" beginning on page S-28 and the other information included in this prospectus supplement and the accompanying prospectus, the 2019 Annual Report, Exhibit 99.2 to our Current Report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Alibaba Group Supplemental and Updated Disclosures", as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in the ordinary shares.

Proposed Hong Kong Stock Exchange Code for the Ordinary Shares:	9988
Payment and Settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or about November 26, 2019.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

You should read the following information in conjunction with (1) our financial statements as of March 31, 2018 and 2019, and for each of the three years in the period ended March 31, 2019, reflecting the results of our share subdivision and ADS ratio change in July 2019, included in Exhibit 99.1, titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2019, as filed with the Securities and Exchange Commission on June 5, 2019," to our Form 6-K dated November 13, 2019, (2) the financial statements as of and for the three months ended June 30, 2019 included in Exhibit 99.1, titled "Consolidated Financial Statements for the three months ended June 30, 2018 and 2019 — Alibaba Group Holding Limited," to our Form 6-K dated November 13, 2019, (3) the unaudited condensed financial statements for the three months ended September 30, 2018 and 2019 included in Exhibit 99.2, titled "Unaudited Condensed Consolidated Financial Statements for the three months ended September 30, 2018 and 2019 — Alibaba Group Holding Limited," to our Form 6-K dated November 13, 2019, (4) "Recent Developments" in Exhibit 99.2, titled "Alibaba Group Supplemental and Updated Disclosures," to our Form 6-K dated November 13, 2019, as well as the other financial information included elsewhere in or incorporated by reference into this prospectus supplement.

The selected historical consolidated statements of operations data for the years ended March 31, 2017, 2018 and 2019 and the three months ended June 30, 2019, and the selected consolidated balance sheet data as of March 31, 2018 and 2019 and June 30, 2019 have been derived from the financial statements as of March 31, 2018 and 2019, and for each of the three years in the period ended March 31, 2019, reflecting the results of our share subdivision and ADS ratio change in July 2019, included in our Form 6-K dated November 13, 2019, and the financial statements as of and for the three months ended June 30, 2019 included in our Form 6-K dated November 13, 2019 incorporated into this prospectus supplement and the accompanying prospectus by reference. The selected consolidated income statements data and consolidated statements of cash flows data for the three months ended June 30, 2018 have been derived from our unaudited consolidated financial statements incorporated into this prospectus supplement and the accompanying prospectus by reference and have been prepared on the same basis as our audited consolidated financial statements for the preceding fiscal year.

The diluted earnings per share and earnings per ADS have been retrospectively adjusted subsequent to the filing of the 2019 Annual Report to reflect the impact of the share split and the ADS ratio change. See "Prospectus Supplement Summary — Share Split and ADS Ratio Change."

Our historical results do not necessarily indicate our results expected for any future periods. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

Selected Consolidated Income Statements Data

The following table sets out our selected consolidated income statements data for the periods indicated:

	Year ended March 31,				Three months ended June 30,
	2017		2018	2019	2018(1)	2019
	RMB		RMB	RMB	RMB	RMB	US$
	(in millions, except per share data)
Revenue
Core commerce	133,880		214,020	323,400	69,188	99,544	14,500
Cloud computing	6,663		13,390	24,702	4,698	7,787	1,134
Digital media and entertainment	14,733		19,564	24,077	5,975	6,312	920
Innovation initiatives and others	2,997		3,292	4,665	1,059	1,281	187

Total	158,273		250,266	376,844	80,920	114,924	16,741
Income from operations	48,055		69,314	57,084	8,020	24,375	3,551
Net income	41,226		61,412	80,234	7,650	19,122	2,785
Diluted earnings per share(2)	2.12		3.06	4.17	0.41	1.01	0.15
Diluted earnings per ADS(2)	16.97		24.51	33.38	3.30	8.06	1.17
Net cash provided by operating activities	82,854		125,805	150,975	36,117	34,612	5,042
Supplemental Information — Non-GAAP measures:(3)
Adjusted EBITDA	74,456		105,792	121,943	29,359	39,238	5,716
Adjusted EBITA	69,172		97,003	106,981	26,502	34,556	5,034
Marketplace-based core commerce adjusted EBITA	N/A	(4)	122,883	161,589	36,956	46,800	6,817
Non-GAAP net income	57,871		83,214	93,407	20,101	30,949	4,508
Non-GAAP diluted earnings per share(2)	2.93		4.11	4.80	1.01	1.57	0.23
Non-GAAP diluted earnings per ADS(2)	23.44		32.86	38.40	8.04	12.55	1.83
Free cash flow	71,318		99,996	104,478	26,358	26,361	3,840

(1)
The financial information for the three months ended June 30, 2018 is unaudited.

(2)
Effective on July 30, 2019, we subdivided each of our issued and unissued ordinary shares into eight ordinary shares. Following the simultaneous adjustment of the ADS-to-ordinary share ratio, each ADS represents eight ordinary shares.

(3)
See "— Non-GAAP Measures" for the definitions and reconciliation of these non-GAAP measures to the nearest comparable U.S. GAAP measures. Marketplace-based core commerce adjusted EBITA represents adjusted EBITA for core commerce excluding the effects of (i) local consumer services, (ii) Lazada, (iii) New Retail and direct import and (iv) Cainiao Network.

(4)
We introduced marketplace-based core commerce adjusted EBITA as a non-GAAP measure as of the date we announced our financial results for the quarter ended June 30, 2018, and accordingly commenced preparing and disclosing this non-GAAP measure since then, while providing the metric for the immediately preceding comparable period.

	Year ended March 31,			Three months ended June 30,
	2017	2018	2019	2018(1)	2019
	%	%	%	%	%
	(as percentage of revenue)
Revenue
Core commerce	85	86	86	86	87
Cloud computing	4	5	7	6	7
Digital media and entertainment	9	8	6	7	5
Innovation initiatives and others	2	1	1	1	1

Total	100	100	100	100	100
Income from operations	30	28	15	10	21
Net income	26	25	21	9	17
Supplemental Information — Non-GAAP measures:(2)
Adjusted EBITDA	47	42	32	36	34
Adjusted EBITA	44	39	28	33	30
Non-GAAP net income	37	33	25	25	27

(1)
The financial information for the three months ended June 30, 2018 is unaudited.

(2)
See "— Non-GAAP Measures" for the definitions and reconciliation of these non-GAAP measures to the nearest comparable U.S. GAAP measures.

Non-GAAP Measures

We use adjusted EBITDA (including adjusted EBITDA margin), adjusted EBITA (including adjusted EBITA margin), marketplace-based core commerce adjusted EBITA, non-GAAP net income, non-GAAP diluted earnings per share/ADS and free cash flow, each a non-GAAP financial measure, in evaluating our operating results and for financial and operational decision-making purposes.

We believe that adjusted EBITDA, adjusted EBITA, marketplace-based core commerce adjusted EBITA, non-GAAP net income and non-GAAP diluted earnings per share/ADS help identify underlying trends in our business that could otherwise be distorted by the effect of certain income or expenses that we include in income from operations, net income and diluted earnings per share/ADS. We believe that these non-GAAP measures provide useful information about our core operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making. We present three different income measures, namely adjusted EBITDA, adjusted EBITA and non-GAAP net income, as well as one measure that provides supplemental information on our core commerce segment, namely marketplace-based core commerce adjusted EBITA, in order to provide more information and greater transparency to investors about our operating results.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic corporate transactions, including investing in our new business initiatives, making strategic investments and acquisitions and strengthening our balance sheet.

Adjusted EBITDA, adjusted EBITA, marketplace-based core commerce adjusted EBITA, non-GAAP net income, non-GAAP diluted earnings per share/ADS and free cash flow should not be considered in isolation or construed as an alternative to income from operations, adjusted EBITA for core commerce, net income, diluted earnings per share/ADS, cash flows or any other measure of performance or as an indicator of our operating performance. These non-GAAP financial measures presented here do not have standardized meanings prescribed by U.S. GAAP and may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data.

Adjusted EBITDA represents net income before (i) interest and investment income, net, interest expense, other income or loss, net, income tax expenses and share of results of equity investees, (ii) certain non-cash expenses, consisting of share-based compensation expense, amortization, depreciation, impairment of goodwill and (iii) settlement of a U.S. federal class action lawsuit, which we do not believe are reflective of our core operating performance during the periods presented.

Adjusted EBITA represents net income before (i) interest and investment income, net, interest expense, other income or loss, net, income tax expenses and share of results of equity investees, (ii) certain non-cash expenses, consisting of share-based compensation expense, amortization and impairment of goodwill and (iii) settlement of a U.S. federal class action lawsuit, which we do not believe are reflective of our core operating performance during the periods presented.

Marketplace-based core commerce adjusted EBITA represents adjusted EBITA for core commerce excluding the effects of (i) local consumer services, (ii) Lazada, (iii) New Retail and direct import and (iv) Cainiao Network. Marketplace-based core commerce adjusted EBITA reflects the performance of our most established businesses, namely, those of our China retail marketplaces and wholesale marketplaces which primarily adopt a marketplace-based approach. By excluding certain businesses that are in the earlier stages of their development and with business approaches that continue to evolve, marketplace-based core commerce adjusted EBITA enables investors to clearly evaluate the performance of our most established businesses on a like-for-like basis.

Non-GAAP net income represents net income before share-based compensation expense, amortization, impairment of goodwill and investments, gain on deemed disposals/disposals/revaluation of investments, settlement of a U.S. federal class action lawsuit, amortization of excess value receivable arising from the restructuring of commercial arrangements with Ant Financial, immediate recognition of unamortized professional fees and upfront fees upon early repayment/termination of bank borrowings and others, as adjusted for the tax effects on non-GAAP adjustments.

Non-GAAP diluted earnings per share represents non-GAAP net income attributable to ordinary shareholders divided by the weighted average number of shares outstanding during the periods on a diluted basis. Non-GAAP diluted earnings per ADS represents non-GAAP diluted earnings per share after adjustment to the ordinary share-to-ADS ratio.

Free cash flow represents net cash provided by operating activities as presented in our consolidated cash flow statement less purchases of property and equipment (excluding acquisition of land use rights and construction in progress relating to office campus), licensed copyrights and other intangible assets, and adjusted for changes in loan receivables relating to micro loans of our SME loan business (which we transferred to Ant Financial in February 2015) and others. We deduct certain items of cash flows from investing activities in order to provide greater transparency into cash flow from our direct revenue-generating business operations. We exclude "acquisition of land use rights and construction in progress relating to office campus" because the office campus is used by us for corporate and administrative purposes and is not related to our direct revenue-generating business operations. We present the adjustment for changes in loan receivables because these receivables are reflected under cash flows from operating activities, whereas the secured borrowings and other bank borrowings used to finance them are reflected under cash flows from financing activities, and accordingly, the adjustment is made to show cash flows from operating activities net of the effect of changes in loan receivables.

The following table sets forth a reconciliation of our net income to adjusted EBITA and adjusted EBITDA for the periods indicated:

	Year ended March 31,			Three months ended June 30,
	2017	2018	2019	2018	2019
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Net income	41,226	61,412	80,234	7,650	19,122	2,785
Less: Interest and investment income, net	(8,559)	(30,495)	(44,106)	(7,246)	(187)	(27)
Add: Interest expense	2,671	3,566	5,190	1,213	1,346	196
Less: Other income (loss), net.	(6,086)	(4,160)	(221)	83	(2,101)	(306)
Add: Income tax expenses	13,776	18,199	16,553	5,665	6,712	978
Add: Share of results of equity investees	5,027	20,792	(566)	655	(517)	(75)

Income from operations	48,055	69,314	57,084	8,020	24,375	3,551
Add: Share-based compensation expense	15,995	20,075	37,491	16,378	7,115	1,036
Add: Amortization of intangible assets	5,122	7,120	10,727	2,104	3,066	447
Add: Impairment of goodwill	—	494	—	—	—	—
Add: Settlement of U.S. federal class action lawsuit(1)	—	—	1,679	—	—	—

Adjusted EBITA	69,172	97,003	106,981	26,502	34,556	5,034
Add: Depreciation and amortization of property and equipment, and operating lease cost relating to land use rights	5,284	8,789	14,962	2,857	4,682	682

Adjusted EBITDA	74,456	105,792	121,943	29,359	39,238	5,716

(1)
For a description of the relevant federal class action lawsuit and settlement, see "Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal and Administrative Proceedings" in the 2019 Annual Report.

The following table sets forth a reconciliation of adjusted EBITA for core commerce to marketplace-based core commerce adjusted EBITA for the periods indicated:

	Year Ended March 31,		Three months ended June 30,
	2018	2019	2018	2019
	RMB	RMB	RMB	RMB	US$
	(in millions)
Adjusted EBITA for core commerce	114,100	136,167	32,797	41,025	5,976
Less: Effects of local consumer services, Lazada, New Retail and direct import and Cainiao Network	8,783	25,422	4,159	5,775	841

Marketplace-based core commerce adjusted EBITA	122,883	161,589	36,956	46,800	6,817

The following table sets forth a reconciliation of our net income to non-GAAP net income for the periods indicated:

	Year ended March 31,			Three months ended June 30,
	2017	2018	2019	2018	2019
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions)
Net income	41,226	61,412	80,234	7,650	19,122	2,785
Add: Share-based compensation expense	15,995	20,075	37,491	16,378	7,115	1,036
Add: Amortization of intangible assets	5,122	7,120	10,727	2,104	3,066	447
Add: Impairment of goodwill and investments	2,542	20,463	11,360	—	250	36
Less: Gain (loss) on deemed disposals/disposals/revaluation of investments and others	(7,346)	(25,945)	(47,525)	(5,408)	1,626	237
Add: Settlement of U.S. federal class action lawsuit(1)	—	—	1,679	—	—	—
Add: Amortization of excess value receivable arising from the restructuring of commercial arrangements with Ant Financial	264	264	264	66	66	10
Add: Immediate recognition of unamortized professional fees and upfront fees upon early repayment/termination of bank borrowings	—	92	—	—	—	—
Adjusted for tax effects on non-GAAP adjustments(2)	68	(267)	(823)	(689)	(296)	(43)

Non-GAAP net income	57,871	83,214	93,407	20,101	30,949	4,508

(1)
For a description of the relevant federal class action lawsuit and settlement, see "Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal and Administrative Proceedings" in the 2019 Annual Report.

(2)
Tax effects on non-GAAP adjustments are comprised of tax provisions on the amortization of intangible assets and certain gains or losses from investments, as well as tax benefits from share-based awards.

The following table sets forth a reconciliation of our diluted earnings per share/ADS to non-GAAP diluted earnings per share/ADS for the periods indicated:

	Year ended March 31,			Three months ended June 30,
	2017	2018	2019	2018	2019
	RMB	RMB	RMB	RMB	RMB	US$
	(in millions, except per share data)
Net income attributable to ordinary shareholders	43,675	63,985	87,600	8,685	21,252	3,096
Less: Dilution effect on earnings arising from share-based awards operated by a subsidiary and equity investees	(11)	(21)	(42)	(3)	(11)	(2)

Net income attributable to ordinary shareholders for computing diluted earnings per share/ADS	43,664	63,964	87,558	8,682	21,241	3,094
Add: Non-GAAP adjustments to net income(1)	16,645	21,802	13,173	12,451	11,827	1,723

Non-GAAP net income attributable to ordinary shareholders for computing non-GAAP diluted earnings per share/ADS	60,309	85,766	100,731	21,133	33,068	4,817
Weighted average number of shares on a diluted basis (million shares)	20,579	20,881	20,988	21,014	21,075
Diluted earnings per share(2)	2.12	3.06	4.17	0.41	1.01	0.15
Add: Non-GAAP adjustments to net income per share(3)	0.81	1.05	0.63	0.60	0.56	0.08

Non-GAAP diluted earnings per share(4)	2.93	4.11	4.80	1.01	1.57	0.23

Diluted earnings per ADS(2)	16.97	24.51	33.38	3.30	8.06	1.17
Add: Non-GAAP adjustments to net income per ADS(3)	6.47	8.35	5.02	4.74	4.49	0.66

Non-GAAP diluted earnings per ADS(4)	23.44	32.86	38.40	8.04	12.55	1.83

(1)
See the table above regarding the reconciliation of net income to non-GAAP net income for more information of these non-GAAP adjustments.

(2)
Diluted earnings per share is derived from net income attributable to ordinary shareholders for computing diluted earnings per share divided by weighted average number of shares on a diluted basis. Diluted earnings per ADS is derived from the diluted earnings per share after adjustment to the ordinary share-to- ADS ratio.

(3)
Non-GAAP adjustments to net income per share is derived from non-GAAP adjustments to net income divided by weighted average number of shares on a diluted basis. Non-GAAP adjustment to net income per ADS is derived from the non-GAAP adjustment to net income per share after adjustment to the ordinary share-to-ADS ratio.

(4)
Non-GAAP diluted earnings per share is derived from non-GAAP net income attributable to ordinary shareholders for computing non-GAAP diluted earnings per share divided by weighted average number of shares on a diluted basis. Non-GAAP diluted earnings per ADS is derived from the non-GAAP diluted earnings per share after adjustment to the ordinary share-to-ADS ratio.

The following table sets forth a reconciliation of net cash provided by operating activities to free cash flow for the periods indicated:

	Year ended March 31,			Three months ended June 30,
	2017	2018	2019	2018	2019
	RMB	RMB	RMB	RMB	RMB	US$
	(unaudited)
	(in millions)
Net cash provided by operating activities(1)	82,854	125,805	150,975	36,117	34,612	5,042
Less: Purchase of property and equipment (excluding land use rights and construction in progress relating to office campus)	(5,680)	(15,601)	(32,336)	(5,005)	(5,856)	(853)
Less: Acquisition of licensed copyrights and other intangible assets	(6,540)	(10,208)	(14,161)	(4,754)	(2,395)	(349)
Add: Changes in loan receivables, net and others	684	—	—	—	—	—

Free cash flow	71,318	99,996	104,478	26,358	26,361	3,840

(1)
We adopted ASU 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash," beginning in the first quarter of fiscal year 2019. As a result of adopting this new accounting update, we retrospectively adjusted the consolidated statements of cash flows to include restricted cash and escrow receivables in cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows. The impact of our retrospective reclassification on cash flows from operating activities for the years ended March 31, 2017 and 2018 was an increase of RMB2,528 million and RMB634 million, respectively.

Selected Consolidated Balance Sheet Data

The table below sets forth our selected consolidated balance sheet data as of the dates indicated:

	As of March 31,		As of June 30,
	2018	2019	2019
	RMB	RMB	RMB	US$
	(in millions)
Cash and cash equivalents and short-term investments	205,395	193,238	212,189	30,909
Investment securities and investments in equity investees(1)	182,707	251,471	262,736	38,272
Property and equipment, net	66,489	92,030	94,184	13,719
Goodwill and intangible assets, net	189,614	333,211	332,913	48,494
Total assets	717,124	965,076	1,018,854	148,413

Accrued expenses, accounts payable and other liabilities(2)	83,210	123,898	143,161	20,854
Deferred tax liabilities	19,312	22,517	21,874	3,187
Bank borrowings(3)	40,181	42,783	45,801	6,672
Unsecured senior notes(4)	85,372	91,517	93,588	13,632
Total liabilities	277,685	349,674	373,797	54,450

Total Alibaba Group Holding Limited shareholders' equity	365,822	492,257	521,033	75,897
Total equity	436,438	608,583	637,966	92,930

(1)
Includes both current and non-current investment securities and investments in equity investees.

(2)
Includes both current and non-current other liabilities. In April 2019, we adopted ASU 2016-02, "Leases (Topic 842)", including certain transitional guidance and subsequent amendments within ASU 2018-01, ASU 2018-10, ASU 2018-11, ASU 2018-20 and ASU 2019-01 (collectively, including ASU 2016-02, "ASC 842"). We adopted the new lease standard using the modified retrospective method by applying the new lease standard to all leases existing as of April 1, 2019, the date of initial application, and no adjustments were made to the comparative periods.

(3)
Includes both current and non-current portion of bank borrowings.

(4)
Includes both current and non-current portion of unsecured senior notes.

For a discussion and analysis of the reasons for the changes in our key financial statement line items across periods, please refer to "Item 5. Operating and Financial Review and Prospects — Components of Results of Operations" and "— Results of Operations" in the 2019 Annual Report.

Selected Operating Data

Annual active consumers

The table below sets forth the number of annual active consumers on our China retail marketplaces for the periods indicated:

	Twelve months ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(in millions)
Annual active consumers	515	552	576	601	636	654	674	693

Mobile MAUs

The table below sets forth the mobile MAUs on our China retail marketplaces for the periods indicated:

	The month ended
	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(in millions)
Mobile MAUs	580	617	634	666	699	721	755	785

GMV

The table below sets forth the GMV in respect of our China retail marketplaces for the periods indicated:

	Year ended March 31,
	2017	2018	2019
	(in billions of RMB)
Taobao Marketplace GMV	2,202	2,689	3,115
Tmall GMV	1,565	2,131	2,612

Total GMV	3,767	4,820	5,727

Currency Translation and Exchange Rates

Most of our revenues and expenses are denominated in Renminbi. This prospectus supplement contains translations of Renminbi amounts and Hong Kong dollar amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise stated, all translations from Renminbi and Hong Kong dollars into U.S. dollars and from U.S. dollars into Renminbi in this prospectus supplement were made at a rate of RMB6.8650 to US$1.00 and HK$7.8103 to US$1.00, the respective exchange rates on June 28, 2019 set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that any Renminbi, Hong Kong dollar or U.S. dollar amounts referred to in this prospectus supplement could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On November 15, 2019, the noon buying rate for Renminbi and Hong Kong dollars was RMB7.0075 to US$1.00 and HK$7.8261 to US$1.00, respectively.

RISK FACTORS

Any investment in the ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under "Risk Factors" in the 2019 Annual Report, Exhibit 99.2 to our Current Report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Alibaba Group Supplemental and Updated Disclosures", as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to the Ordinary Shares, American Depositary Shares and the Global Offering

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our ordinary shares and ADSs.

Upon the Listing, we will be subject to Hong Kong and NYSE listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and the NYSE have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of the ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of the ordinary shares after the Global Offering.

Exchange between our ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on the NYSE. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our ordinary shares may deposit ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the ordinary shares underlying the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on the NYSE may be adversely affected.

The time required for the exchange between ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.

There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which our ADSs and the ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of ordinary shares in exchange of ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the NYSE might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other's markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. In addition, if a company's shares are not considered eligible, they cannot be traded through Stock Connect. In October 2019, the Shanghai and Shenzhen Stock Exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of companies with weighted voting rights, or WVR companies, to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary listing on the Hong Kong Stock Exchange. It is unclear whether and when the ordinary shares of our company, a WVR company with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect mainland Chinese investors' ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our ordinary shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

The public offering price of our ordinary shares was determined on November 20, 2019, or the price determination date. However, our ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our ordinary shares during that period. Accordingly, holders of our ordinary shares are subject to the risk that the trading price of our ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as our ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in the Hong Kong public offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock

Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS to ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our ADSs or ordinary shares may be affected.

Purchasers of our ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional ordinary shares in the future.

The public offering price of our ordinary shares is higher than the net tangible assets per ordinary share of the outstanding ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our ordinary shares may experience further dilution in terms of the net tangible asset value per ordinary share if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per ordinary share.

The trading price of our ADSs has been, and after completion of the Global Offering, the trading price of our ordinary shares, is likely to be volatile, which could result in substantial losses to holders of our ADSs.

The trading price of our ADSs has been, and after completion of the Global Offering, the trading price of our ordinary shares, is likely to be volatile, and could fluctuate widely in response to a variety of factors, many of which are beyond our control. For example, the high and low sale prices of our ADSs in the third calendar quarter 2019 were US$184.13 and US$151.85, respectively. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States may affect the volatility in the price of and trading volumes for our ADSs and ordinary shares. Some of these companies have experienced significant volatility, including significant price declines after their initial public offerings. The trading performances of these PRC companies' securities at the time of or after their offerings may affect the overall investor sentiment towards other PRC companies listed in the United States and consequently may impact the trading performance of our ADSs and ordinary shares. In addition to market and industry factors, the price and trading volume for our ADSs and ordinary shares may be highly volatile for specific business reasons, including:

  •
  variations in our results of operations or earnings that are not in line with market or research analyst expectations or changes in financial estimates by securities research analysts;

  •
  publication of operating or industry metrics by third parties, including government statistical agencies, that differ from expectations of industry or financial analysts;

  •
  announcements made by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

  •
  press and other reports, whether or not true, about our business, including negative reports published by short sellers, regardless of their veracity or materiality to our company;

  •
  litigation and regulatory allegations or proceedings that involve us;

  •
  changes in pricing we or our competitors adopt;

  •
  additions to or departures of our management;

  •
  actual or perceived general industry, regulatory, economic and business conditions and trends in China and globally, due to various reasons, including changes in geopolitical landscape, as some investors or analysts may invest in or value our ADSs or ordinary shares based on the economic performance of the Chinese economy, which may not be correlated to our financial performance;

  •
  fluctuations of exchange rates between the Renminbi and the U.S. dollar;

  •
  sales or perceived potential sales or other dispositions of existing or additional ordinary shares or ADSs or other equity or equity-linked securities; and

  •
  the creation by our major shareholders of vehicles that hold our ordinary shares.

Any of these factors may result in large and sudden changes in the volume and trading price of our ADSs and ordinary shares. In addition, the stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies and industries. These fluctuations may include a so-called "bubble market" in which investors temporarily raise the price of the stocks of companies in certain industries, such as the e-commerce industry, to unsustainable levels. These market fluctuations may significantly affect the trading price of our ADSs and ordinary shares. In the past, following periods of volatility in the market price of a company's securities, shareholders have often instituted securities class action litigation against that company. We were named as a defendant in certain purported shareholder class action lawsuits described in "Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Legal and Administrative Proceedings" in the 2019 Annual Report, which is incorporated by reference into this prospectus supplement. Although the lawsuits have been settled and concluded, any similar litigation in the future may utilize a material portion of our cash resources and divert management's attention from the day-to-day operations of our company, all of which could harm our business. Any future class action suits, if adversely determined, may have a material adverse effect on our financial condition and results of operations.

Substantial future sales or perceived potential sales of our ADSs, ordinary shares or other equity or equity-linked securities in the public market could cause the price of our ADSs to decline significantly.

Sales of our ADSs, ordinary shares or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline significantly. All of our ordinary shares represented by ADSs were freely transferable by persons other than our affiliates without restriction or additional registration under the Securities Act. The ordinary shares held by our affiliates and other shareholders are also available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act, under sales plans adopted pursuant to Rule 10b5-1 or otherwise.

From May 20, 2019 up to August 16, 2019, Altaba sold an aggregate of approximately 278.3 million of our ADSs, representing approximately 2.2 billion of our ordinary shares, after having accounted for the Share Split, or approximately 98% of its stake as of May 15, 2019, based on information publicly disclosed by Altaba. Similar divesture in the future of our ordinary shares and/or ADSs by shareholders, the announcement of any plan to divest our ordinary shares and/or ADS, or hedging activity by third-party financial institutions in connection with similar derivative or other financing arrangements entered into by shareholders, could cause the price of our ordinary shares and/or ADSs to decline.

Certain major holders of our ordinary shares have the right to cause us to register under the U.S. Securities Act the sale of their ordinary shares. Registration of these ordinary shares under the U.S. Securities Act would result in ADSs representing these ordinary shares becoming freely tradable without restriction under the U.S. Securities Act immediately upon the effectiveness of the registration. Sales of these registered ordinary shares in the form of ADSs in the public market could cause the price of our ordinary shares and/or ADSs to decline significantly.

Furthermore, although our directors, executive officers and SoftBank have agreed to lock up their ordinary shares, subject to limited exceptions as described under "Shares Eligible for Future Sale" and "Underwriting," any major disposal of our ordinary shares and/or ADSs by any of them upon expiration of the lock-up period (or the perception that these disposals may occur upon the expiration of the lock-up period) may cause the prevailing market price of our ordinary shares and/or ADSs to fall which could negatively impact our ability to raise equity capital in the future.

There could be adverse United States federal income tax consequences to United States investors if we were or were to become a passive foreign investment company.

While we do not believe we are or will become a passive foreign investment company, or PFIC, there can be no assurance that we were not a PFIC in the past and will not become a PFIC in the future. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes if either: (i) 75% or more of our gross income in a taxable year is passive income, or (ii) the average percentage of our assets by value in a taxable year that produce or are held for the production of passive income (which includes cash) is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ADSs, which is subject to change. See "Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company."

Although we do not believe we were or will become a PFIC, it is not entirely clear how the contractual arrangements between us and our variable interest entities will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes (for example, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC. See "Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company."

If we were or were to become a PFIC, adverse United States federal income tax consequences to our shareholders that are United States investors could result. For example, if we are a PFIC, our United States investors will become subject to increased tax liabilities under United States federal income tax laws and regulations and will become subject to burdensome reporting requirements. There can be no assurance that we were not or will not become a PFIC for any taxable year. You are urged to consult your own tax advisors concerning United States federal income tax consequence on the application of the PFIC rules. See "Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company."

USE OF PROCEEDS

We estimate that we will receive net proceeds from the Global Offering of approximately HK$87,557 million, or US$11,188 million (or approximately HK$100,723 million, or US$12,870 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), based on the offer price for the international offering and the Hong Kong public offering of HK$176.00, or US$22.49, per ordinary share (equivalent to US$179.91 per ADS), after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us. On November 19, 2019, the last reported trading price of our ADSs on the NYSE was US$185.25 per ADS, or HK$181.22 per ordinary share. Each ADS represents eight ordinary shares. On November 15, 2019, the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board for Hong Kong dollars was HK$7.8261 to US$1.00. The above Hong Kong dollar amounts reflect translations from U.S. dollar amounts at this exchange rate.

We plan to use the net proceeds we will receive from the Global Offering to facilitate the implementation of our strategies:

  •
  Driving user growth and engagement.  We will continue to expand and make available a broad range of products and services across our digital economy. For example, in addition to physical goods sold through our marketplaces, we continue to expand and promote our consumer service offering through our on-demand delivery and local services platform, Ele.me, and online travel platform, Fliggy. We also continue to build out our digital media and entertainment offerings through Youku, one of the leading online video platforms in China, and a number of other distribution and content platforms.

  •
  Empowering businesses to facilitate digital transformation and improve operational efficiency.  We will continue to implement New Retail initiatives, which entail continued investment in cloud computing technologies, supply chain management and sales and marketing systems. These efforts facilitate the integration of online and offline operations, improve operating efficiencies and create better consumer experiences for our enterprise customers and partners.

  •
  Continuing to innovate.  We will invest in order to continue to be an innovator in products and technology as well as an enabler of new business models. For example, it is important for us to continue to invest in and develop new technologies, including machine learning technology and cloud computing technology, to support our own and our customers' businesses.

 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019:

  •
  on an actual basis; and

  •
  on an adjusted basis giving effect to our issuance and sale in the Global Offering of 500,000,000 ordinary shares, resulting in estimated net proceeds of HK$87,557 million (US$11,188 million), based on the offer price of HK$176.00, or US$22.49, per ordinary share (equivalent to US$179.91 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares and (ii) no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering.

The as adjusted information below is illustrative only. You should read this table in conjunction with, and this table is qualified in its entirety by reference to, the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations", and our consolidated financial statements and the related notes included in the financial statements as of March 31, 2018 and 2019, and for each of the three years in the period ended March 31, 2019, reflecting the results of our share subdivision and ADS ratio change in July 2019, included in the Form 6-K of Alibaba Group Holding Limited dated November 13, 2019 and the financial statements as of and for the three months ended September 30, 2019 included in Exhibit 99.2, titled "Unaudited Condensed Consolidated Financial Statements for the three months ended September 30, 2018 and 2019 — Alibaba Group Holding Limited", to the Form 6-K of Alibaba Group Holding Limited dated November 13, 2019, which is incorporated by reference herein.

	As of September 30, 2019
	Actual		As Adjusted(1)
	RMB	US$(2)	RMB	US$
	(in millions except share and per share data)
Long-term debt
Non-current bank borrowings	40,560	5,675	40,560	5,675
Non-current unsecured senior notes	80,962	11,327	80,962	11,327
Total long-term debt	121,522	17,002	121,522	17,002
Total mezzanine equity	7,506	1,050	7,506	1,050
Alibaba Group Holding Limited shareholders' equity
Ordinary shares, US$0.000003125 par value; 32,000,000,000 shares authorized as of March 31, 2019 and September 30, 2019; 20,696,476,576 and 20,865,649,008 shares issued and outstanding as of March 31, 2019 and September 30, 2019, respectively(3)	1	—	1	—
Additional paid in capital	246,073	34,427	324,542	45,405
Subscription receivables	(51)	(7)	(51)	(7)
Statutory reserves	5,581	781	5,581	781
Accumulated other comprehensive income (loss)
Cumulative translation adjustments	(257)	(36)	(257)	(36)
Unrealized gains on interest rate swaps and others	40	6	40	6
Retained earnings	351,412	49,164	351,342	49,154
Total shareholders' equity	602,799	84,335	681,198	95,303

Total capitalization	731,827	102,387	810,226	113,355

Note:

(1)
The as adjusted information does not reflect adjustments relating to the international underwriters' agreement to reimburse certain expenses, fees, and charges paid or payable by our company in connection with the Global Offering. See "Underwriting — Compensation and Expenses."

(2)
Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the offering price were made at HK$7.8261 to US$1.00 and HK$1.1168 to RMB1.00, the respective exchange rate on November 15, 2019 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Capitalization" section were made at RMB7.1477 to US$1.00, the exchange rate on September 30, 2019 as set forth in the H.10 statistical release of the Federal Reserve Board.

(3)
Par value per ordinary share and the number of shares have been retrospectively adjusted for the share subdivision and ADS ratio change that were effective on July 30, 2019. See "Prospectus Supplement Summary — Share Split and ADS Ratio Change."

 DILUTION

If you invest in the ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our as adjusted net tangible book value per ordinary share after the Global Offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of September 30, 2019 was approximately RMB385,004 million (US$53,864 million), or RMB18.45 (US$2.58) per ordinary share as of that date, and RMB147.61 (US$20.65) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets, goodwill and total consolidated liabilities. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of ordinary shares in the Global Offering at an offer price of HK$176.00, or US$22.49, per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share, and assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares.

Without taking into account any other changes in net tangible book value after September 30, 2019, other than to give effect to the issuance and sale by us of ordinary shares in the Global Offering at an offer price of HK$176.00, or US$22.49, per ordinary share, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares, our as adjusted net tangible book value as of September 30, 2019 would have been US$65,052 million, or US$3.04 per outstanding ordinary share and US$24.36 per ADS. This represents an immediate increase in net tangible book value of US$0.46 per ordinary share and US$3.71 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$19.45 per ordinary share and US$155.55 per ADS to investors purchasing ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value as of September 30, 2019	2.58	20.65
As adjusted net tangible book value after giving effect to the Global Offering	3.04	24.36
Public offering price	22.49	179.91
Dilution in net tangible book value to new investors in the Global Offering	19.45	155.55

The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 75,000,000 ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 97.3%, and the percentage of our ordinary shares held by new investors would be 2.7%.

The discussion and tables above do not reflect any outstanding share options or granted but not yet vested restricted share units. As of September 30, 2019, there are also (i) 50,311,824 ordinary shares issuable upon exercise of outstanding share options at a weighted average exercise price of US$9.06 per ordinary share; (ii) 527,943,920 granted but not yet vested restricted share units; and (iii) 313,757,016 ordinary shares reserved for future grant under our share incentive plans.

Translations of U.S. dollars into Hong Kong dollars relating to the public offering price were made at HK$7.8261 to US$1.00, the exchange rate on November 15, 2019 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this "Dilution" section were made at RMB7.1477 to US$1.00, the exchange rate on September 30, 2019 as set forth in the H.10 statistical release of the Federal Reserve Board.

PRINCIPAL AND OTHER SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of November 5, 2019, except otherwise noted, by:

  •
  each of our directors and executive officers;

  •
  our directors and executive officers as a group; and

  •
  each person known to us to beneficially own 5% or more of our ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes the power to direct the voting or the disposition of the securities or to receive the economic benefit of the ownership of the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares underlying the ADSs held by the person, as well as shares that the person has the right to acquire within 60 days of this prospectus supplement, including through the vesting of RSUs and the exercise of any option or other right. These shares, however, are not included in the computation of the percentage ownership of any other person. Effective on July 30, 2019, we subdivided each of our issued and unissued ordinary shares into eight ordinary shares. See "Prospectus Supplement Summary — Share Split and ADS Ratio Change." The calculations of percentage ownership in the table below are based on 20,886,784,264 ordinary shares outstanding as of November 5, 2019.

Name	Ordinary shares beneficially owned	Percent
Directors and Executive Officers:
Daniel Yong ZHANG	*	*
Jack Yun MA(1)	1,277,691,248	6.1%
Joseph C. TSAI(2)	411,222,480	2.0%
J. Michael EVANS	*	*
Eric Xiandong JING	*	*
Masayoshi SON	—	—
Chee Hwa TUNG	*	*
Walter Teh Ming KWAUK	*	*
Jerry YANG	*	*
E. Börje EKHOLM	*	*
Wan Ling MARTELLO	*	*
Maggie Wei WU	*	*
Judy Wenhong TONG	*	*
Jeff Jianfeng ZHANG	*	*
Sophie Minzhi WU	*	*
Timothy A. STEINERT	*	*
Jessie Junfang ZHENG	*	*
Chris Pen-hung TUNG	*	*
Trudy Shan DAI	*	*
Fan JIANG	*	*
Yvonne Yifen CHANG	*	*
Luyuan FAN	*	*
All directors and executive officers as a group	1,874,844,656	9.0%
Greater than 5% Beneficial Owners:
SoftBank(3)	5,390,066,968	25.8%
Stock Lending Shareholder:
PCIP I Limited(4)	104,000,000	0.5%

Notes:

*
This person beneficially owns less than 1% of our outstanding ordinary shares.

(1)
Represents (i) 3,160,000 ordinary shares held directly by Jack Ma, (ii) 280,000,000 ordinary shares held by APN Ltd., a Cayman Islands company with its registered address at Fourth Floor, One Capital Place, P.O. Box 847, Grand Cayman, KY1-1103, Cayman Islands, in which Jack holds a 70% equity interest, which ordinary shares, together with Jack's equity interest in APN Ltd., have been pledged to us to support certain obligations under the SAPA, (iii) 88,591,368 ordinary shares held by Yun Capital Limited, a British Virgin Islands company with its registered address at Woodbourne Hall, Road Town, Tortola, British Virgin Islands, which has granted Jack a revocable proxy over these shares and which is wholly-owned by The Jack Ma Philanthropic Foundation, (iv) 88,591,368 ordinary shares held by Ying Capital Limited, a British Virgin Islands company with its registered address at Woodbourne Hall, Road Town, Tortola, British Virgin Islands, which has granted Jack a revocable proxy over these shares and which is wholly owned by The Jack Ma Philanthropic Foundation, (v) 418,943,904 ordinary shares held by JC Properties Limited, a British Virgin Islands company with its registered address at Woodburne Hall, Road Town Tortola, British Virgin Islands, which is wholly-owned by a trust, the beneficiaries of which are Jack and his family and (vi) 398,404,608 ordinary shares held by JSP Investment Limited, a British Virgin Islands company with the address of P.O. Box 916, Woodbourne Hall, Road Town, Tortola, British Virgin Islands, which is wholly-owned by a trust, the beneficiaries of which are Jack's family. Excludes shares held by SoftBank representing SoftBank's share ownership in excess of 30% of our outstanding ordinary shares as of the most recent record date with respect to any shareholders action and up to 972,000,000 ordinary shares held by Altaba, over which Jack and Joe will share voting power pursuant to the voting agreement that we, Jack, Joe, SoftBank and Altaba entered into as described in "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Transactions and Agreements with Altaba and SoftBank — Voting Agreement" in the 2019 Annual Report. Jack has historically voted the ordinary shares held by the family trusts and he is deemed a beneficial owner of the ordinary shares held by the family trusts. Jack does not have any pecuniary interests in the 177,182,736 ordinary shares held by Yun Capital Limited and Ying Capital Limited. Jack's business address is 969 West Yi Road, Yu Hang District, Hangzhou 311121, the People's Republic of China.

(2)
Represents (i) 12,993,040 ordinary shares held directly by Joe Tsai, (ii) 120,000,000 ordinary shares held by APN Ltd., in which Joe holds a 30% equity interest and serves as a director, which ordinary shares, together with Joe's equity interest in APN Ltd., have been pledged to us to support certain obligations under the SAPA, (iii) 43,058,344 ordinary shares held by Joe and Clara Tsai Foundation Limited, a company incorporated under the law of the Island of Guernsey with its registered address at Helvetia Court, South Esplanade, St. Peter Port, Guernsey GY1 4EE, that has granted Joe a revocable proxy over these shares and which is wholly-owned by the Joe and Clara Tsai Foundation, (iv) 154,185,672 ordinary shares held by Parufam Limited, a Bahamas corporation with its registered address at Suite 200B, 2nd Floor, Centre of Commerce, One Bay Street, P.O. Box N-3944, Nassau, Bahamas, and over which, Joe, as a director of Parufam Limited, has been delegated sole voting and disposition power and (v) 80,985,424 ordinary shares held by PMH Holding Limited, a British Virgin Islands corporation with its registered address at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands, and over which, Joe, as sole director of PMH Holding Limited, has voting and dispositive power. Excludes shares held by SoftBank representing SoftBank's share ownership in excess of 30% of our outstanding ordinary shares as of the most recent record date with respect to any shareholders action and up to 972,000,000 ordinary shares held by Altaba, over which Joe and Jack will share voting power pursuant to the voting agreement that we, Jack, Joe, SoftBank and Altaba have entered into as described in "Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions — Transactions and Agreements with Altaba and SoftBank — Voting Agreement" in the 2019 Annual Report. Joe does not have any pecuniary interests in the 43,058,344 ordinary shares held by the Joe and Clara Tsai Foundation Limited. Joe's business address is c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong S.A.R.

(3)
Represents (i) 3,927,476,568 ordinary shares owned by SoftBank Group Corp. with its registered office at 1-9-1 Higashi-Shimbashi Minato-ku, Tokyo 105-7303, Japan, (ii) 102,590,400 ordinary shares owned by West Raptor Holdings, LLC with its registered office at 251 Little Falls Drive, Wilmington, New Castle County, DE 19808, and (iii) 1,360,000,000 ordinary shares owned by Skywalk Finance GK with its registered office at 1-9-1, Higashi-Shimbashi, Minato-ku, Tokyo, Japan.

(4)
Represents 104,000,000 ordinary shares held by PCIP I Limited. The registered address of PCIP I Limited is Fourth Floor, One Capital Place, P.O. Box 847, Grand Cayman, KY-1103, Cayman Islands. PCIP I is a wholly-owned subsidiary of Alibaba Group Holding Limited. Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with PCIP I that is intended to facilitate the settlement of over-allocations. Credit Suisse (Hong Kong) Limited is obligated to return ordinary shares to PCIP I by exercising the option to purchase additional ordinary shares from the company or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or PCIP I for the loan of these ordinary shares.

We have one class of ordinary shares, and each holder of our ordinary shares is entitled to one vote per share.

As of November 5, 2019, 20,886,784,264 of our ordinary shares were outstanding. To our knowledge, 14,523,999,288 ordinary shares, representing approximately 70% of our total outstanding shares, were held by 201 record shareholders with registered addresses in the United States, including brokers and banks that hold securities in street name on behalf of their customers. We are not aware of any arrangement that may at a subsequent date, result in a change of control of our company.

Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with PCIP I that is intended to facilitate the settlement of over-allocations. PCIP I provides certain members of the Alibaba Partnership an opportunity to invest in interests in our ordinary shares in order to align further their interests with the interests of our shareholders. See "Item 6. Directors, Senior Management and Employees — B. Compensation — Partner Capital Investment Plan" in the 2019 Annual Report. We have registered the borrowed ordinary shares solely to permit those shares to be delivered by Credit Suisse (Hong Kong) Limited in connection with settling trades during the option period. Credit Suisse (Hong Kong) Limited is obligated to return ordinary shares to PCIP I by exercising the option to purchase additional ordinary shares from the company or by making purchases in the open market.

 DIVIDEND POLICY

Since our inception, we have not declared or paid any dividends on our ordinary shares. We have no present plan to pay any dividends on our ordinary shares in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Any future determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, we will pay our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See "Description of American Depositary Shares" in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

We are a holding company incorporated in the Cayman Islands. In order for us to distribute any dividends to our shareholders and ADS holders, we rely on dividends distributed by our PRC subsidiaries. Dividend distributions from our PRC subsidiaries to us are subject to PRC taxes, such as withholding tax. In addition, regulations in the PRC currently permit payment of dividends of a PRC company only out of accumulated distributable after-tax profits as determined in accordance with its articles of association and the accounting standards and regulations in China. See "Risk Factors — Risks Related to Doing Business in the People's Republic of China — We rely to a significant extent on dividends and other distributions on equity paid by our principal operating subsidiaries in China" in the 2019 Annual Report, which is incorporated by reference into this prospectus supplement.

 SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 21,386,784,264 outstanding ordinary shares, or 21,461,784,264 outstanding ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares from us. In addition, we have granted and will continue to grant options and RSUs under our equity incentive plans.

As of September 30, 2019, there were 527,943,920 ordinary shares issuable upon vesting of outstanding RSUs, 50,311,824 ordinary shares issuable upon exercise of outstanding options, and 313,757,016 ordinary shares authorized for issuance under our 2014 Post-IPO Equity Incentive Plan. In addition, starting from April 1, 2015 and on each anniversary thereof, an additional amount equal to the lesser of 200,000,000 ordinary shares and such lesser number of ordinary shares as is determined by our board of directors will be included in the ordinary shares available for issuance of awards under our 2014 Post-IPO Equity Incentive Plan.

All of the ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and ordinary shares.

Lock-Up Agreements

We, our directors and our executive officers and SoftBank have entered into lock-up agreements prior to the commencement of the Global Offering pursuant to which we and they have agreed, subject to limited exceptions, not to, without the prior written consent of China International Capital Corporation Hong Kong Securities Limited and Credit Suisse (Hong Kong) Limited, offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period of 90 days after the date of this prospectus supplement. See "Underwriting — Lock-Up Agreements." After the expiration of the 90-day period, the ordinary shares or ADSs held by our directors, executive officers or SoftBank may be sold in accordance with Rule 144 under the Securities Act or by means of registered public offerings. As of November 5, 2019, our directors, executive officers and SoftBank held a total of 7,264,911,624 ordinary shares, including ordinary shares they have the right to acquire within 60 days (representing approximately 34.8% of our ordinary shares then issued and outstanding).

Rule 144

All of our ordinary shares issued prior to our initial public offering in 2014, or issued subsequent to our initial public offering in 2014 on an unregistered basis, are "restricted shares" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned our restricted securities for at least six months is entitled to sell the restricted securities without registration under the Securities Act, subject to certain restrictions. Persons who are our affiliates may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

  •
  1% of the number of our ordinary shares then outstanding, in the form of ADSs or otherwise, which will equal approximately 213,867,843 ordinary shares immediately after the Global Offering, assuming no exercise by the Joint Representatives, on behalf of the international underwriters, of their option to purchase additional ordinary shares; and

  •
  the average weekly trading volume of our ADSs on the NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. The manner-of-sale provisions require the securities to be sold either in "brokers' transactions" as such term is defined under the Securities Act, through transactions directly with a market maker as such term is defined under the Exchange Act or through a riskless principal transaction as described in Rule 144. In addition, the manner-of-sale provisions require the person selling the securities not to solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction or make any payment in connection with the offer or sale of the securities to any person other than the broker or dealer who executes the order to sell the securities. If the amount of securities to be sold in reliance upon Rule 144 during any period of three months exceeds 5,000 shares or other units or has an aggregate sale price in excess of US$50,000, three copies of a notice on Form 144 should be filed with the SEC. If such securities are admitted to trading on any national securities exchange, one copy of such notice also must be transmitted to the principal exchange on which such securities are admitted. The Form 144 should be signed by the person for whose account the securities are to be sold and should be transmitted for filing concurrently with either the placing with a broker of an order to execute a sale of securities or the execution directly with a market maker of such a sale.

Persons who are not our affiliates and have beneficially owned our restricted securities for more than six months but not more than one year may sell the restricted securities without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our restricted securities for more than one year may freely sell the restricted securities without registration under the Securities Act.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

Certain holders of our ordinary shares or their transferees are entitled to request that we register their ordinary shares under the Securities Act, following the expiration of the lock-up agreements described above.

 CONVERSION BETWEEN ADSs AND ORDINARY SHARES

Dealings and Settlement of Ordinary Shares in Hong Kong

Our ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 100 ordinary shares. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our ordinary shares on the Hong Kong Stock Exchange include:

  •
  Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  Securities and Futures Commission of Hong Kong, or SFC, transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

  •
  trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

  •
  transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

  •
  ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

  •
  stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

  •
  brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

  •
  the Hong Kong share registrar will charge between HK$2.50 to HK$20.00, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his or her ordinary shares in his or her stock account or in his or her designated Central Clearing and Settlement System participant's stock account maintained with the Central Clearing and Settlement System, or CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his broker or custodian before the settlement date.

Conversion between Ordinary Shares Trading in Hong Kong and ADSs

In connection with the Hong Kong public offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, or Maples.

All ordinary shares offered in the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa.

In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between the New York Stock Exchange and the Hong Kong Stock Exchange, we

intend to move a portion of our issued ordinary shares that are represented by ADSs from our Cayman share register to our Hong Kong share register.

Our ADSs

Our ADSs are traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars.

ADSs may be held either:

  •
  directly, by having a certificated ADS, or an American Depositary Receipt, or ADR, registered in the holder's name, or by holding in the direct registration system, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto; or

  •
  indirectly, through the holder's broker or other financial institution.

The depositary for our ADSs is Citibank, N.A., whose office is located at 388 Greenwich Street, New York, New York 10013, United States. The depositary's custodian in Hong Kong is Citibank, N.A. — Hong Kong branch, whose office is located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Converting Ordinary Shares Trading in Hong Kong into ADSs

An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the ordinary shares with the depositary's Hong Kong custodian, Citibank, N.A., Hong Kong, or the custodian, in exchange for ADSs.

A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

  •
  If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary's account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed conversion form to the depositary via his or her broker.

  •
  If ordinary shares are held outside CCASS, the investor must arrange to deposit his or her ordinary shares into CCASS for delivery to the depositary's account with the custodian within CCASS, submit and deliver a request for conversion form to the custodian and after duly completing and signing such conversion form, deliver such conversion form to the custodian.

  •
  Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker's procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying ordinary shares from Citibank's account on the CCASS system to the investor's Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

  •
  To withdraw ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

  •
  Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

  •
  If an investor prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register ordinary shares in their own names with the Hong Kong share registrar.

For ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of ordinary shares, the depositary may require:

  •
  production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Stock Exchange Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay US$5.00 (or less) per 100 ADSs for each issuance of ADSs and for each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, our ADS program.

UNDERWRITING

The Global Offering

The offering of our ordinary shares is referred to herein as the "Global Offering." The Global Offering comprises:

  •
  the offering of 50,000,000 ordinary shares in Hong Kong (the "Hong Kong offer shares") as described in "— The Hong Kong public offering" below, which we refer to as the "Hong Kong public offering"; and

  •
  the offering of 450,000,000 ordinary shares (subject to the option of the international underwriters to purchase additional ordinary shares mentioned below) (the "international offer shares" and together with the Hong Kong offer shares, the "Offer Shares"), which we refer to as the "international offering."

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

China International Capital Corporation Hong Kong Securities Limited, Credit Suisse (Hong Kong) Limited, Citigroup Global Markets Asia Limited, J.P. Morgan Securities (Asia Pacific) Limited and Morgan Stanley Asia Limited are acting as joint global coordinators, or the Joint Global Coordinators, for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below, or the Hong Kong Underwriters, have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Hong Kong Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited	17,344,174
Credit Suisse (Hong Kong) Limited	13,821,138
Citigroup Global Markets Asia Limited	5,054,201
J.P. Morgan Securities (Asia Pacific) Limited	2,899,729
Morgan Stanley Asia Limited	2,899,729
The Hongkong and Shanghai Banking Corporation Limited	1,219,512
ICBC International Securities Limited	1,219,512
Deutsche Bank AG, Hong Kong Branch	867,209
DBS Asia Capital Limited	867,209
Mizuho Securities Asia Limited	867,209
ABCI Capital Limited	420,054
BOCI Asia Limited	420,054
BOCOM International Securities Limited	420,054
CCB International Capital Limited	420,054
CLSA Limited	420,054
CMB International Capital Limited	420,054
Yunfeng Securities Limited	420,054

Total:	50,000,000

Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters, for whom China International Capital Corporation Hong Kong Securities Limited and Credit Suisse (Hong Kong) Limited are acting as representatives, or the Joint Representatives, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

International Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited	142,655,826
Credit Suisse (Hong Kong) Limited	113,678,862
Citigroup Global Markets Limited	41,570,799
J.P. Morgan Securities plc	23,850,271
Morgan Stanley & Co. International plc	23,850,271
The Hongkong and Shanghai Banking Corporation Limited	10,030,488
ICBC International Securities Limited	10,030,488
Deutsche Bank AG, Hong Kong Branch	7,132,791
DBS Asia Capital Limited	7,132,791
Mizuho Securities Asia Limited	7,132,791
ABCI Capital Limited	3,454,946
BOCI Asia Limited	3,454,946
BOCOM International Securities Limited	3,454,946
CCB International Capital Limited	3,454,946
CLSA Limited	3,454,946
CMB International Capital Limited	3,454,946
Yunfeng Securities Limited	3,454,946
Oppenheimer & Co. Inc	3,875,000
BNP Paribas Securities (Asia) Limited	3,875,000
RBC Capital Markets, LLC	3,875,000
Goldman Sachs (Asia) L.L.C	3,875,000
Wells Fargo Securities, LLC	3,875,000
ING Bank N.V	3,875,000
Barclays Bank PLC Hong Kong Branch	3,875,000
Robert W. Baird & Co. Incorporated	3,875,000
SunTrust Robinson Humphrey, Inc	3,875,000
UBS AG Hong Kong Branch	3,875,000

Total:	450,000,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters. Yunfeng Securities Limited is acting as one of the underwriters in the Global Offering. Jack Ma, our founder and director, has an indirect minority shareholding interest in Yunfeng Securities Limited.

The 500,000,000 ordinary shares being offered in the Global Offering will represent approximately 2.3% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming no exercise by the Joint Representatives of the international underwriters' option to purchase additional ordinary shares. If such option is exercised in full, the ordinary shares offered hereby will represent 2.7% of our ordinary shares outstanding immediately following the completion of the Global Offering.

The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Approval-in-principle has been granted by the Hong Kong Stock Exchange for the listing of, and permission to deal in, our ordinary shares under the stock code "9988." The shares will be traded in board lots of 100 shares each. Our ADSs are listed on the NYSE under the symbol "BABA." Each ADS represents eight ordinary shares.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may

agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

Number of ordinary shares offered

We are offering 50,000,000 ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 10.0% of the total number of ordinary shares available under the Global Offering. The number of ordinary shares offered under the Hong Kong public offering will represent approximately 0.2% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options which may be granted under the 2011 Equity Incentive Plan and the 2014 Post-IPO Equity Incentive Plan, including pursuant to the exercise of options or vesting of RSUs or other awards that have been or may be granted from time to time).

The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong public offering is subject to the conditions set out in "— Conditions of the Global Offering" below.

Allocation

Allocation of ordinary shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.

For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the "price" for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than 6,250,000 Hong Kong offer shares is liable to be rejected.

Before submitting applications for the Hong Kong offer shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong public offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Applications

Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any ordinary shares under the international offering. Such applicant's application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.

Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offering price of HK$188.00 per ordinary share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each ordinary share, amounting to a total of HK$18,989.45 for one board lot of 100 ordinary shares. As the Hong Kong public offering price (as defined below) was less than the maximum public offering price for the Hong Kong public offering of HK$188.00 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong underwriters have entered into an underwriting agreement dated November 14, 2019, or the Hong Kong Underwriting Agreement, relating to the Hong Kong public offering.

The International Offering

The international offering will consist of an offering of 450,000,000 ordinary shares offered by us (subject to the option of the international underwriters to purchase additional ordinary shares), representing 90.0% of the total number of ordinary shares available under the Global Offering. The number of ordinary shares offered under the international offering will represent approximately 2.1% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options which may be granted under the 2011 Equity Incentive Plan and the 2014 Post-IPO Equity Incentive Plan, including pursuant to the exercise of options or vesting of RSUs or other awards that have been or may be granted from time to time).

Allocation

The international offering will include the U.S. offering of ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors anticipated to have a sizeable demand for such ordinary shares in Hong Kong and other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Allocation of ordinary shares pursuant to the international offering will be effected in accordance with a "book-building" process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor's invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Prospective professional and institutional investors will be required to specify the number of international offer shares under the international offering they would be prepared to acquire either at different prices or at a particular price. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (on behalf of the underwriters) may require any investor who has been offered ordinary shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of ordinary shares under the Hong Kong public offering.

The Joint Representatives (for themselves and on behalf of the underwriters) may, where they deem appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the international offering, and with our consent, reduce the number of Offer Shares offered as stated in this prospectus supplement at any time on or prior to the morning of the last day for lodging applications under the Hong Kong public offering. In such a case, we will, as soon as practicable following the decision to make such reduction, and in any event not later than the morning of the last day for lodging applications under the Hong Kong public offering, cause to be published on our website and the website of the Hong Kong Stock Exchange at www.alibabagroup.com and www.hkexnews.hk, respectively, notices of the reduction. Upon the issue of such a notice, the revised number of Offer Shares will be final. If the number of Offer Shares is reduced, applicants under the Hong Kong public offering will be entitled to withdraw their applications, unless positive confirmations from the applicants to proceed are received.

International Underwriting Agreement

We have entered into an international underwriting agreement, or the International Underwriting Agreement, with the international underwriters relating to the international offering dated the date of the final prospectus supplement.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Credit Suisse (Hong Kong) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. Certain of the other international underwriters are not broker-dealers registered with the SEC, and do not intend to and will not offer or sell any of our ordinary shares in the United States.

Compensation and Expenses

The following table shows the per ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters' option to purchase up to an additional 75,000,000 ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent 0.25% of the total gross proceeds of the Global Offering (assuming the option to purchase additional ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering of HK$176.00.

Paid by Us	No Exercise		Full Exercise
Per ordinary share	HK$	0.44	HK$	0.44
Total	HK$	220,000,000	HK$	253,000,000

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$216.1 million (US$27.6 million).

The international underwriters have agreed to reimburse expenses, fees, and charges paid or payable by our company in an amount of up to US$30,000,000.

International Underwriters' Option to Purchase Additional Ordinary Shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong public offering, to purchase up to an aggregate of 75,000,000 additional ordinary shares, representing not more than 15% of the total number of ordinary shares initially available under the Global Offering, at the international offering price to, among other things, cover over-allocations in the international offering, if any.

Credit Suisse (Hong Kong) Limited has entered into a borrowing arrangement with PCIP I that is intended to facilitate the settlement of over-allocations. PCIP I provides certain members of the Alibaba Partnership an opportunity to invest in interests in our ordinary shares in order to align further their interests with the interests of our shareholders. See "Item 6. Directors, Senior Management and Employees — B. Compensation — Partner Capital Investment Plan" in our 2019 Annual Report. We have registered the borrowed ordinary shares solely to permit those shares to be delivered by Credit Suisse (Hong Kong) Limited in connection with settling trades during the option period. Credit Suisse (Hong Kong) Limited is obligated to return ordinary shares to PCIP I by exercising the option to purchase additional ordinary shares from the company or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or to PCIP I for the loan of the ordinary shares.

If the international underwriters' option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 0.3% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional ordinary shares, an announcement will be made.

Lock-Up Agreements

We have agreed with the underwriters that, without the prior written consent of the Joint Sponsors, we will not, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, directly or indirectly take any of the following actions with respect to our ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of our ordinary shares or ADSs (such ordinary shares, ADSs and securities are collectively referred to in this prospectus supplement as lock-up securities): (i) offer, sell, issue, pledge, contract to sell or otherwise dispose of lock-up securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase lock-up securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in lock-up securities within the meaning of Section 16 of the Exchange Act or (iv) file with the SEC a registration statement under the Securities Act relating to lock-up securities, subject to limited exceptions. Notwithstanding the restrictions described above, we may:

  •
  sell, or cause to be sold, the ordinary shares to be sold and/or issued hereunder, including, for the avoidance of doubt, any ordinary shares to be loaned and sold pursuant to the borrowing arrangement by and among the Joint Sponsors (on behalf of the international underwriters) and PCIP I Limited, which arrangement is intended to facilitate stabilizing activities in connection with the Global Offering;

  •
  issue ordinary shares or ADSs or grant options to purchase ordinary shares, restricted shares, RSUs or any other equity-linked rights issuable under our share incentive plans existing on the date of this prospectus supplement, including the effect of one or more bulk issuances of ordinary shares or ADSs upon deposit of ordinary shares with the depositary, and delivered to our brokerage accounts existing on the date of this prospectus supplement, in contemplation of further issuance under our share incentive plans existing on the date of this prospectus supplement;

  •
  effect any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares;

  •
  issue securities upon the exercise of an option or a warrant, the vesting of an RSU or the conversion of a security outstanding on the date of this prospectus supplement;

  •
  issue securities in connection with our acquisition of one or more businesses, assets, products or technologies, joint ventures, commercial relationships or other strategic corporate transactions, provided that the recipients of such securities execute a lock-up agreement in favor of the underwriters; and

  •
  repurchase securities pursuant to our share repurchase programs existing on the date of this prospectus supplement.

Lock-Up Agreements with SoftBank, Directors and Executive Officers

SoftBank, all of our directors and all of our executive officers have agreed with the underwriters that, during the period commencing on the price determination date and ending on, and including, the date that is 90 days after the price determination date, without the prior written consent of the Joint Sponsors, they will not directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any lock-up securities, whether now owned or hereafter acquired, owned directly by such locked-up party (including holding as custodian) or with respect to which such locked-up party has beneficial ownership within the rules and regulations of the SEC; (ii) enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of lock-up securities, (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (iv) make any demand for or exercise any right with respect to, the registration of any lock-up securities, in each case subject to limited exceptions as described further below.

Subject to certain conditions, the restrictions described above do not apply to:

  •
  transactions relating only to (i) ordinary shares or ADSs purchased in open market transactions after the completion of the Global Offering, or (ii) ordinary shares or ADSs acquired in private transactions after the completion of the Global Offering from third parties to the extent such acquired ordinary shares or ADSs are not subject to any lock-up or similar transfer restrictions;

  •
  conversions of lock-up securities into, or exchange or exercise of lock-up securities for, our ordinary shares or ADSs, provided that the ordinary shares or ADSs received upon such conversion, exchange or exercise shall be subject to the same lock-up restrictions as such lock-up securities;

  •
  in the case of our directors and executive officers, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of lock-up securities, provided that such plan does not provide for the sale of any lock-up securities during the lock-up period; for the avoidance of doubt, the restrictions contained herein shall not apply to any sales or other transfers of the director's or executive officer's ordinary shares or ADSs pursuant to a plan adopted pursuant to Rule 10b5-1 under the Exchange Act in effect as of the date of the Hong Kong Underwriting Agreement;

  •
  in the case of SoftBank, the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of lock-up securities, provided that such plan does not provide for the transfer of any lock-up securities during the lock-up period;

  •
  in the case of our directors and executive officers, with respect to ordinary shares or ADSs subject to equity incentive awards granted prior to the date of the Hong Kong Underwriting Agreement pursuant to equity incentive plans that are disclosed in this prospectus supplement, any (i) withholding by, or transfer to, our company of ordinary shares or ADSs vested in respect of such awards, to the extent such awards vest as provided by such awards, or (ii) the sale of such number of ordinary shares or ADSs as required for the purpose of paying applicable income tax, provided that, in each case, such withholding, transfer or sale will only be permitted to the extent required to cover applicable withholding or tax obligations, as applicable;

  •
  in the case of SoftBank, with respect to ordinary shares or ADSs subject to equity incentive awards granted prior to the date of the Hong Kong underwriting agreement pursuant to equity incentive plans that are disclosed in this prospectus supplement, any withholding by, or transfer to, our company of ordinary shares or ADSs vested in respect of such awards, to the extent such awards vest as provided by such awards, provided that such withholding or transfer will only be permitted to the extent required to cover applicable withholding tax obligations;

  •
  any transfer of the lock-up securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving all holders of the ordinary shares or ADSs in connection with a change of control of the company; provided, that in the event the tender offer, merger, consolidation or other such transaction is not completed, the lock-up securities shall remain subject to the same lock-up restrictions;

  •
  in the case of our directors and executive officers, any transfer of lock-up securities (i) as a bona fide gift or gifts, (ii) through will or intestacy, (iii) to a charitable or not-for-profit organization, or educational institution or (iv) to an immediate family member or a trust (including, for the avoidance of doubt, an entity owned and controlled by such trust) or an entity beneficially owned and controlled by the lock-up party (the transferees in this clause (iv) collectively, the "Permitted Transferees"), including any transfer of options, RSUs, restricted shares or underlying ordinary shares to a charitable trust or similar entity the lock-up party has established or will establish; provided in case of (i) and (iv) above that the transferee agrees to be bound in writing by the terms of the lock-up agreement and deliver such writing to the Joint Sponsors (or, prior to their designation, the company) prior to such transfer;

  •
  in the case of SoftBank, any transfer of the lock-up securities as a bona fide gift or gifts or through will or intestacy, or to a charitable organization, an immediate family member or a trust or an entity beneficially owned and controlled by SoftBank; provided in each case that any such transfer shall not involve a disposition for value;

  •
  in the case of our directors and executive officers, transfers of lock-up securities by operation of law or by order of a court of competent jurisdiction pursuant to a qualified domestic order or in connection with a divorce settlement;

  •
  in the case of SoftBank, any transfer of the lock-up securities to a direct or indirect wholly-owned subsidiary of SoftBank, provided in each case that any such transfer does not involve a disposition for value received from an entity or other person that is not an entity directly or indirectly wholly-owned by SoftBank;

  •
  in the case of SoftBank, announcements with respect to (x) any transfer of, or intention to transfer, lock-up securities to any entity that is directly or indirectly wholly-owned by SoftBank, if such transfer is not a disposition for value received from an entity or other person that is not an entity that is directly or indirectly wholly-owned by SoftBank, and (y) after 60 days from the date of this prospectus supplement, (i) any other intended offer, sale, transfer, merger, consolidation, spin-off, split-off or restructuring involving the equity interests of SoftBank, or any entity that is directly or indirectly wholly-owned by SoftBank, which does not also constitute a direct transfer of the lock-up securities (including the filing by SoftBank or an affiliate of a registration statement or proxy statement or other public filing with respect thereto) or (ii) any intention to transfer lock-up securities to us or one or more of our wholly-owned subsidiaries (including the filing of a proxy statement or other public filing (other than a registration statement) with respect thereto) in compliance with the terms of the lock-up agreement, provided in the case of (y) that no such transaction is effected prior to the date such transaction would otherwise be permitted under the lock-up agreement;

  •
  in the case of our executive officers, sales to the company arising as a result of the termination of employment and pursuant to employment agreements under which the company has the option to repurchase lock-up securities or other securities or a right of first refusal with respect to transfers of lock-up securities of the executive officer;

  •
  in the case of our directors and executive officers, the maintenance of existing, or the grant of additional, pledges of the lock-up securities to one or more lenders for the purpose of securing personal loans to the lock-up party or a Permitted Transferee provided under facilities outstanding as of the date of the Hong Kong Underwriting Agreement (as such may be amended, refinanced or modified from time to time, provided that the total line of credit of such facility is not increased after the date of the Hong Kong Underwriting Agreement), or any sale, disposition or transfer of the pledged lock-up securities in connection with any enforcement action or foreclosure or exercise of other rights by such lenders under any provision in such loan documentation, including any foreclosure sale, disposition or transfer directed by a security agent under such loans;

  •
  in the case of SoftBank, the maintenance of existing, or the grant of additional, pledges of the lock-up securities to one or more lenders for the purpose of securing loans to SoftBank or to an entity that is directly or indirectly wholly-owned by SoftBank provided under facilities outstanding as of the date of the Hong Kong Underwriting Agreement (as such may be amended, refinanced or modified from time to time, provided that the total size of such facility is not increased), or any sale, disposition or transfer of the pledged lock-up securities of SoftBank or such entity that is directly or indirectly wholly-owned by SoftBank in connection with any enforcement action or foreclosure or exercise of other rights by such lenders under any provision in such loan documentation, including any foreclosure sale, disposition or transfer directed by a security agent under such loans; and

  •
  in the case of SoftBank, with respect to lock-up securities that are subject to an existing pledge (which for the avoidance of doubt includes a pledge in the form of a share mortgage), the grant of a right of rehypothecation, right of use or similar right (encompassing the right to loan, sell or re-pledge such lock-up securities), and the exercise of any such right of rehypothecation, right of use or similar right.

The representatives further agreed that if we, Jack Ma, Joe Tsai or any record or beneficial owner of 5% or more of our outstanding ordinary shares is granted an early release from any restriction described in our or their respective lock-up agreements, all holders of registrable securities under our amended and restated registration rights agreement, dated September 18, 2012, as amended (the "registration rights agreement") who are subject to a lock-up agreement will be notified and granted an early release from such restriction on a pro rata basis, provided that the foregoing provision will not apply to SoftBank in the event of an early release in connection with a registered offering pursuant to which SoftBank has been offered the opportunity to participate in accordance with the terms of the registration rights agreement.

Conditions of the Global Offering

Acceptance of all applications for our ordinary shares is conditional on, among other things:

  •
  the listing committee of the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the ordinary shares in issue and to be issued pursuant to the Global Offering (including any ordinary shares which may be issued pursuant to the exercise of the option of the international underwriters to purchase additional ordinary shares) and the 2011 Equity Incentive Plan and the 2014 Post-IPO Equity Incentive Plan, including pursuant to the exercise of options or vesting of RSUs or other awards that have been or may be granted from time to time on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the date on which our ordinary shares are listed on the Hong Kong Stock Exchange;

  •
  the pricing of the ordinary shares having been agreed between the Joint Representatives (on behalf of the Underwriters) and us;

  •
  the execution and delivery of the International Underwriting Agreement on or around the date of this prospectus supplement; and

  •
  the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.

The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Share certificates for the Offer Shares will only become valid at 8:00 a.m. on November 26, 2019, provided that the Global Offering has become unconditional in all respects at or before that time.

Dealings Arrangements

Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on November 26, 2019, it is expected that dealings in the ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on November 26, 2019. The ordinary shares will be traded in board lots of 100 ordinary shares each and the stock code of the ordinary shares will be "9988."

Indemnification

We have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization manager may bid for or purchase the securities is not permitted to exceed the public offer price.

The Company has appointed Credit Suisse (Hong Kong) Limited as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the ordinary shares at a level higher than that which might otherwise prevail for a limited period after the listing date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days of the last day for lodging applications under the Hong Kong public offering.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option to purchase additional ordinary shares in order to close out any position established under clauses (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares, (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the ordinary shares should note that:

  •
  the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

  •
  there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

  •
  liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

  •
  the stabilizing manager may not bid for or purchase the securities in order to support the price of the ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on December 20, 2019, being the 30th day after the last day for lodging applications under the Hong Kong public offering. After this date, when no further purchases or bids may be made, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

  •
  the stabilizing manager cannot assure the price of the ordinary shares to stay at or above the public offer price by the taking of any stabilizing action; and

  •
  stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the ordinary shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the ordinary shares, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.

All such activities may occur both during and after the end of the stabilizing period described under "Stabilization" above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

  •
  the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the ordinary shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the ordinary shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the ordinary shares at levels other than those which might otherwise prevail in the open market; and

  •
  the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

The address of China International Capital Corporation Hong Kong Securities Limited is 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Credit Suisse (Hong Kong) Limited is Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ordinary shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Joint Representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase any ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

Each international underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA, received by it in connection with the issue or sale of the ordinary shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the ordinary shares in, from or otherwise involving the United Kingdom.

Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of the ordinary shares.

Accordingly, the ordinary shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the ordinary shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the ordinary shares. The ordinary shares may only be transferred en bloc without subdivision to a single investor.

Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the ordinary shares as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus do not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and

the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ordinary shares.

PRC

This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Taiwan

The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Australia

This prospectus supplement is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ADSs.

The ordinary shares are not being offered in Australia to "retail clients" as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to "wholesale clients" for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus supplement does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the ordinary shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus supplement is not a wholesale client, no offer of, or invitation to apply for, the ordinary shares shall be deemed to be made to such recipient and no applications for the ordinary shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ordinary shares you undertake to us that, for a period of 12 months from the date of issue of the ordinary shares, you will not transfer any interest in the ordinary shares to any person in Australia other than to a wholesale client.

Brazil

The information contained in this prospectus supplement or in the accompanying prospectus does not constitute a public offering or distribution of securities in Brazil and no registration or filing with respect to any securities or financial products described in these documents has been made with the Comissão de Valores Mobiliários, or CVM. No public offer of securities or financial products described in this prospectus supplement or in the accompanying prospectus should be made in Brazil without the applicable registration at the CVM.

Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus supplement shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus supplement by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds", its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement are required by us and the underwriters to keep such prospectus supplement confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ordinary shares.

United Arab Emirates

The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ordinary shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser.

South Korea

The ordinary shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the South Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ordinary shares have not been registered with the Financial Services Commission of South Korea for public offering in South Korea.

Furthermore, the ordinary shares may not be resold to South Korean residents unless the purchaser of the ordinary shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ordinary shares.

Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

In purchasing the ordinary shares, save as otherwise permitted under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time (the "Hong Kong Listing Rules") or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

  •
  you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

  •
  you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

  •
  you and your ultimate beneficial owners are not a director or existing shareholder of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our Company or a nominee of any of the foregoing;

  •
  you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

  •
  you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

  •
  you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

  •
  you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

  •
  you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

  •
  whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

  •
  you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

  •
  if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as "professional investors" under the Securities and Futures (Professional Investor) Rules;

  •
  you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

  •
  you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners' jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

  •
  you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of, the Securities and Futures Commission of Hong Kong (the "SFC") and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

  •
  you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

  •
  you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

  •
  you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

  •
  you will not copy or otherwise distribute this prospectus supplement to any third party; and

  •
  (A) we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

TAXATION

The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our ADSs and ordinary shares. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People's Republic of China and the United States. You should consult your own tax advisors with respect to the consequences of acquisition, ownership and disposition of our ADSs and ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Fangda Partners, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ADSs and ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, as the case may be, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

People's Republic of China Taxation

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends from our PRC subsidiaries. The PRC enterprise income tax, or EIT, is calculated based on the taxable income determined under the applicable PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, both of which became effective on January 1, 2008 and were most recently amended on December 29, 2018 and April 23, 2019, respectively. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any foreign investor's jurisdiction of incorporation has a tax treaty with China that provides for a lower withholding tax rate for which the foreign investor is eligible.

Under the EIT Law, an enterprise established outside of China with a "de facto management body" within China is considered a "resident enterprise," which means that it is treated in the same manner as a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define "de facto management body" as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Taxation Administration, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although Alibaba Group Holding Limited does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a

Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of Alibaba Group Holding Limited and its subsidiaries organized outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a "de facto management body" in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met:

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  the primary location of the day-to-day operational management is in the PRC;

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  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

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  the enterprise's primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

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  50% or more of voting board members or senior executives habitually reside in the PRC.

We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph. Alibaba Group Holding Limited and its offshore subsidiaries are incorporated outside the PRC. As a holding company, our key assets and records, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC "resident enterprise" by the PRC tax authorities. Accordingly, we believe that Alibaba Group Holding Limited and our offshore subsidiaries should not be treated as a "resident enterprise" for PRC tax purposes if the criteria for "de facto management body" as set forth in Circular 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body" as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then the dividends or capital gains are treated as China-sourced income. It is not clear how "domicile" may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders or ADS holders that are non-resident enterprises as well as gains realized by those shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of 10%, unless any of the non-resident enterprises' jurisdictions has a tax treaty with China that provides for a preferential treatment.

Furthermore, if we are considered a PRC resident enterprise and the competent PRC tax authorities consider dividends we pay with respect to our shares or ADSs and the gains realized from the transfer of our shares or ADSs to be income derived from sources within the PRC, the dividends we pay to our overseas shareholders or ADS holders who are non-resident individuals, and gains realized by those shareholders or ADS holders from the transfer of our shares or ADSs, may be subject to PRC individual income tax at a rate of 20%, unless any of the non-resident individuals' jurisdictions has a tax treaty with China that provides for a preferential tax rate or a tax exemption. It is also unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ADSs would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas.

See "Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People's Republic of China — We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income" and "Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in the People's Republic of China — Dividends payable to foreign investors and gains on the sale of our ADSs or ordinary shares by our foreign investors may become subject to PRC taxation" in the 2019 Annual Report.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share register to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See "Risk Factors — Risks Related to the Ordinary Shares, American Depositary Shares and the Global Offering — There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange."

Material United States Federal Income Tax Considerations

The following summary describes the material United States federal income tax consequences of the ownership of our ordinary shares and ADSs as of the date of this prospectus supplement. The discussion set forth below is applicable only to United States Holders. Except where noted, this summary deals only with ordinary shares and ADSs held as capital assets. As used herein, the term "United States Holder" means a beneficial owner of an ordinary share or ADS that is for United States federal income tax purposes:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if it is subject to the primary supervision of a court within the United States and one or more United States persons has or have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

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  a dealer in securities or currencies;

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  a financial institution;

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  a regulated investment company;

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  a real estate investment trust;

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  an insurance company;

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  a tax-exempt organization;

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  a person holding our ordinary shares or ADSs as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

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  a trader in securities that has elected the mark-to-market method of accounting for your securities;

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  a person liable for alternative minimum tax;

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  a person who owns or is deemed to own 10% or more of our stock (by vote or value);

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  a person required to accelerate the recognition of any item of gross income with respect to our ordinary shares or ADSs as a result of such income being recognized on an applicable financial statement;

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  a partnership or other pass-through entity for United States federal income tax purposes; or

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  a person whose "functional currency" is not the U.S. dollar.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions thereunder as of the date of this prospectus supplement, and the relevant authorities may be replaced, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. In addition, this summary is based, in part, upon representations made by the depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

If a partnership holds our ordinary shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our ordinary shares or ADSs, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income, or the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of our ordinary shares or ADSs, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

ADSs

If you hold ADSs, for United States federal income tax purposes, you generally will be treated as the owner of the underlying ordinary shares that are represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

Taxation of Dividends

Subject to the discussion under "— Passive Foreign Investment Company" below, the gross amount of distributions on the ADSs or ordinary shares (including any amounts withheld to reflect PRC withholding taxes) will be taxable as dividends, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. The income (including withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you, in the case of the ordinary shares, or by the depositary, in the case of ADSs. The dividends will not be eligible for the dividends received deduction allowed to corporations under the Code. The following discussion assumes that all dividends will be paid in U.S. dollars.

With respect to non-corporate United States investors, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A foreign corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on ordinary shares (or ADSs backed by such shares) that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our ADSs (which are listed on the NYSE) are readily tradable on an established securities market in the United States. Thus, we believe that dividends we pay on our ordinary shares that are represented by ADSs will meet the conditions required for the reduced tax rates. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, we do not believe that dividends that we pay on our ordinary shares that are not represented by ADSs currently meet the conditions required for these reduced tax rates. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in subsequent years. A qualified foreign corporation also includes a foreign corporation that is eligible for the benefits of certain income tax treaties with the United States. In the event that we were deemed to be a PRC resident enterprise under the EIT Law, although no assurance can be given, we might be eligible for the benefits of the income tax treaty between the United States and the PRC, which is hereinafter referred to as the Treaty, and if we were eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether the shares are represented by ADSs, would be eligible for the reduced rates of taxation. See "— People's Republic of China Taxation." Non-corporate United States Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules given your particular circumstances.

Non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which the dividends are paid or in the preceding taxable year. See "— Passive Foreign Investment Company" below.

In the event that we were deemed to be a PRC resident enterprise under the EIT Law, you might be subject to PRC withholding taxes on dividends paid to you with respect to the ADSs or ordinary shares. See "— People's Republic of China Taxation." In that case, subject to certain conditions and limitations, PRC withholding taxes on dividends would be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the ADSs or ordinary shares will be treated as foreign-source income and will generally constitute passive category income. However, in certain circumstances, if you have held the ADSs or ordinary shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for any PRC withholding taxes imposed on dividends paid on the ADSs or ordinary shares. If you are eligible for Treaty benefits, any PRC taxes on dividends will not be creditable against your United States federal income tax liability to the extent withheld at a rate exceeding the applicable Treaty rate. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisor regarding the availability of the foreign tax credit under your particular circumstances.

To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under United States federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the ADSs or ordinary shares (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the ADSs or ordinary shares), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange, as described below under "— Taxation of Capital Gains." Consequently, any distributions in excess of our current and accumulated earnings and profits would generally not give rise to foreign source income and you would generally not be able to use the foreign tax credit arising from any PRC withholding tax imposed on those distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes. However, we do not expect to keep earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend (as discussed above).

Distributions of ADSs, ordinary shares or rights to subscribe for ordinary shares that are received as part of a pro rata distribution to all of our shareholders generally will not be subject to United States federal income tax.

Consequently, these distributions generally will not give rise to foreign source income and you generally will not be able to use the foreign tax credit arising from any PRC withholding tax imposed on the distributions unless the credit can be applied (subject to applicable limitations) against United States federal income tax due on other foreign source income in the appropriate category for foreign tax credit purposes.

Passive Foreign Investment Company

Based on the projected composition of our income and assets and the valuation of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year, and we do not expect to become one in the future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

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  at least 75% of our gross income is passive income; or

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  at least 50% of the value (determined on a quarterly basis) of our assets is attributable to assets that produce or are held for the production of passive income.

For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). If we own at least 25% (by value) of the stock of another corporation, we will be treated, for purposes of the PFIC tests, as owning our proportionate share of the other corporation's assets and receiving our proportionate share of the other corporation's income. Although we do not expect to be a PFIC, it is not entirely clear how the contractual arrangements between us and our variable interest entities will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill based on the market value of our ADSs, a decrease in the price of our ADSs may also result in our becoming a PFIC. If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares, you will be subject to special tax rules discussed below.

If we are a PFIC for any taxable year during which you hold our ADSs or ordinary shares and you do not make a timely mark-to-market election (as discussed below), you will be subject to special tax rules with respect to any "excess distribution" received and any gain realized from a sale or other disposition, including a pledge, of ADSs or ordinary shares. Distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as excess distributions. Under these special tax rules:

  •
  the excess distribution or gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

  •
  the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

  •
  the amount allocated to each other year will be subject to tax at the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each relevant year.

In addition, non-corporate United States Holders will not be eligible for reduced rates of taxation on any dividends received from us if we are a PFIC in the taxable year in which the dividends are paid or in the preceding taxable year. You will generally be required to file Internal Revenue Service Form 8621 if you hold our ADSs or ordinary shares in any year in which we are classified as a PFIC.

If we were a PFIC for any taxable year during which you hold our ADSs or ordinary shares and any of our non-United States subsidiaries was also a PFIC, a United States Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

In certain circumstances, in lieu of being subject to the excess distribution rules discussed above, you may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that the stock is regularly traded on a qualified exchange. Under current law, the mark-to-market election may be available to United States Holders of ADSs since the ADSs are listed on the NYSE, which constitutes a qualified exchange, provided the ADSs are "regularly traded" for purposes of the mark-to-market election (for which no assurance can be given). It should also be noted that only the ADSs and not the ordinary shares are listed on the NYSE. Consequently, if you are a United States Holder of ordinary shares that are not represented by ADSs, you generally will not be eligible to make a mark-to-market election if we are or were to become a PFIC.

If you make an effective mark-to-market election, you will include in each year that we are a PFIC as ordinary income the excess of the fair market value of your ADSs at the end of the year over your adjusted tax basis in the ADSs. You will be entitled to deduct as an ordinary loss in each relevant year the excess of your adjusted tax basis in the ADSs over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If you make an effective mark-to-market election, in each year that we are a PFIC any gain you recognize upon the sale or other disposition of your ADSs will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Your adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If you make a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the Internal Revenue Service consents to the revocation of the election. You are urged to consult your tax advisor about the availability of the mark-to-market election, and whether making the election would be advisable in your particular circumstances.

Alternatively, you can sometimes avoid the rules described above by electing to treat a PFIC as a "qualified electing fund" under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

You are urged to consult your tax advisors concerning the United States federal income tax consequences of holding ADSs or ordinary shares if we are considered a PFIC in any taxable year.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of ADSs or ordinary shares in an amount equal to the difference between the amount realized for the ADSs or ordinary shares and your tax basis in the ADSs or ordinary shares, both as determined in U.S. dollars. Subject to the discussion under "— Passive Foreign Investment Company" above, this gain or loss will generally be capital gain or loss. If, however, the sale or exchange is for an amount denominated in a non-U.S. currency and there is a fluctuation in the relevant U.S. dollar/non-U.S. currency exchange rate between the sale or exchange date and the settlement date, accrual basis taxpayers may be subject to special rules that would result in ordinary exchange gain or loss to the extent of such exchange rate fluctuation. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. However, if we were treated as a PRC resident enterprise for EIT Law purposes and PRC tax were imposed on any gain, and if you are eligible for the benefits of the Treaty, you may elect to treat this gain as PRC source gain under the Treaty. If you are not eligible for the benefits of the Treaty or you fail to make the election to treat any gain as PRC source, then you may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our ADSs or ordinary shares unless the credit can be applied (subject to applicable limitations) against tax due on other income derived from foreign sources. You will be eligible for the benefits of the Treaty if, for purposes of the Treaty, you are a resident of the United States, and you meet other requirements specified in the Treaty. Because the determination of whether you qualify for the benefits of the Treaty is fact-intensive and depends upon your particular circumstances, you are specifically urged to consult your tax advisors regarding your eligibility for the benefits of the Treaty. You are also urged to consult your tax advisor regarding the tax consequences in case any PRC tax is imposed on gain on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit and the election to treat any gain as PRC source, under your particular circumstances.

You should note that any Hong Kong stamp duty will not be treated as a creditable foreign tax for United States federal income tax purposes, although you may be entitled to deduct any such stamp duty, subject to applicable limitations under the Code.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our ADSs or ordinary shares and the proceeds from the sale, exchange or redemption of our ADSs or ordinary shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to these payments if you fail to provide a taxpayer identification number or certification of other exempt status or, in the case of dividend payments, if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service in a timely manner.

Under the Hiring Incentives to Restore Employment Act of 2010, certain United States Holders are required to report information relating to ADSs or ordinary shares, subject to limited exceptions (including an exception for ADSs or ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ADSs or ordinary shares. You are urged to consult your own tax advisors regarding information reporting requirements relating to your ownership of the ADSs or ordinary shares.

LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP and Simpson Thacher & Bartlett with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law, respectively. The underwriters are being represented by Freshfields Bruckhaus Deringer LLP with respect to certain legal matters of United States federal securities law, New York state law and Hong Kong law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by King & Wood Mallesons. Simpson Thacher & Bartlett LLP and Maples and Calder (Hong Kong) LLP may rely upon Fangda Partners with respect to matters governed by PRC law. Freshfields Bruckhaus Deringer LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to Alibaba Group Holding Limited's Form 6-K dated November 13, 2019 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F of Alibaba Group Holding Limited for the year ended March 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements as of June 30, 2019 and for the three months ended June 30, 2019 included in Exhibit 99.1 to Alibaba Group Holding Limited's Form 6-K dated November 13, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of PricewaterhouseCoopers are located at 22/F, Prince's Building, Central, Hong Kong.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC's website at www.sec.gov.

This prospectus supplement is part of a registration statement we filed with the SEC, using a shelf registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with accounting principles generally accepted in the United States of America, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands.

Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus supplement. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

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  our annual report on Form 20-F for the fiscal year ended March 31, 2019, excluding Part III, Item 18. Financial Statements of said report, originally filed with the SEC on June 5, 2019;

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  Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2019, as filed with the Securities and Exchange Commission on June 5, 2019";

  •
  Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Consolidated Financial Statements for the three months ended June 30, 2018 and 2019 — Alibaba Group Holding Limited";

  •
  Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Unaudited Condensed Consolidated Financial Statements for the three months ended September 30, 2018 and 2019 — Alibaba Group Holding Limited";

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  Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Alibaba Group Supplemental and Updated Disclosures";

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  Exhibit 5.1, Exhibit 8.1, Exhibit 8.2, Exhibit 23.1 and Exhibit 23.2 to our current report on Form 6-K, originally furnished to the SEC on November 15, 2019;

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  Exhibit 1.1, Exhibit 4.1 and Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 20, 2019;

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  the description of the securities contained in our registration statement on Form 8-A filed on September 8, 2014 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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  any future annual reports on Form 20-F filed with the SEC after this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

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  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Alibaba Group Holding Limited

ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ordinary shares by selling shareholders (if any).

We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled "Plan of Distribution" beginning on page 31 of this prospectus.

Our ADSs are listed on the New York Stock Exchange under the symbol "BABA." On November 12, 2019, the last reported sale price of the ADSs on the New York Stock Exchange was US$186.97 per ADS.

Investing in our securities involves risks. You should carefully consider the risks described in "Risk Factors" in this prospectus and in any prospectus supplement or any document incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this document and any applicable prospectus supplement and the related exhibits to the registration statement filed with the SEC. You should also read the documents we have referred you to under "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC's website or at the SEC as described under "Where You Can Find More Information About Us." Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to:

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  "ADSs" are to the American depositary shares, each of which represents eight (8) ordinary shares;

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  "Alipay" are to Alipay.com Co., Ltd., a company with which we have a long-term contractual relationship and which is a wholly-owned subsidiary of Ant Financial or, where the context requires, its predecessor entities. Although we hold a 33% equity interest in Ant Financial, we do not have any control over either Ant Financial or Alipay;

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  "Ant Financial" are to Ant Small and Micro Financial Services Group Co., Ltd., a company organized under the laws of the PRC (in which we have held a 33% equity interest since September 2019) and, as the context requires, its consolidated subsidiaries;

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  "China" and the "PRC" are to the People's Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

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  "SoftBank" are to SoftBank Group Corp. (formerly known as SoftBank Corp. before July 2, 2015), West Raptor Holdings, LLC and Skywalk Finance GK, collectively;

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  "variable interest entities" or "VIEs" are to our variable interest entities that are 100% owned by PRC citizens or by PRC entities owned by PRC citizens, where applicable, that hold the Internet content provider licenses, or ICP licenses, or other business operation licenses or approvals, and generally operate the various websites and mobile apps for our Internet businesses or other businesses in which foreign investment is restricted or prohibited, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries;

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  "we," "us," "our company" and "our" are to Alibaba Group Holding Limited and its consolidated subsidiaries and its affiliated consolidated entities, including our variable interest entities and their subsidiaries; and

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  "US$," "dollars" and "U.S. dollars" are to the legal currency of the United States.

References in any prospectus supplement to "the accompanying prospectus" are to this prospectus and to "the prospectus" are to this prospectus and the applicable prospectus supplement taken together.

 FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industries and the regulatory environment in which we and companies integral to our digital economy operate. These forward-looking statements are made under the "safe harbor" provision under Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as "may," "will," "expect," "target," "goal," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. The forward-looking statements included or incorporated by reference in this prospectus relate to, among others:

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  our growth strategies;

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  our future business development and goals, results of operations and financial condition;

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  trends in commerce, the overall technology and the other industries in which we operate, both in China and globally;

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  competition in our industries;

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  fluctuations in general economic and business conditions in China and globally;

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  expected changes in our revenues and certain cost and expense items and our operating margins;

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  the completion of our investment transactions, as well as regulatory approvals and other conditions that must be satisfied or waived in order to complete the investment transactions;

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  the completion of the process of enhancing the structure of our material variable interest entities and certain other variable interest entities, or the VIE Structure Enhancement;

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  international trade policies, protectionist policies and other policies that could place restrictions on economic and commercial activity;

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  the regulatory environment in which we and companies integral to our digital economy operate; and

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  assumptions underlying or related to any of the foregoing.

The global and China Internet, retail, wholesale, online and mobile commerce, cloud computing, and digital media and entertainment industries or markets may not grow at the rates projected by market data, or at all. The failure of these industries or markets to grow at the projected rates may have a material adverse effect on our business, financial condition and results of operations and the market price of our ordinary shares and ADSs. If any one or more of the assumptions underlying the industry or market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, any projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the heading "Risk Factors" included in any applicable prospectus supplement or under similar headings in other documents which are incorporated by reference into this prospectus. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made herein. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required under applicable law. You should read such documents completely and with the understanding that our actual future results may be materially different from what we expect.

 OUR COMPANY

Company Overview

To fulfill our mission "to make it easy to do business anywhere," we enable businesses to transform the way they market, sell and operate and improve their efficiencies. We provide the technology infrastructure and marketing reach to help merchants, brands and other businesses to leverage the power of new technology to engage with their users and customers and operate in a more efficient way. Our businesses are comprised of core commerce, cloud computing, digital media and entertainment, and innovation initiatives. In addition, Ant Financial, an unconsolidated related party, provides payment and financial services to consumers and merchants on our platforms. A digital economy has developed around our platforms and businesses that consists of consumers, merchants, brands, retailers, third-party service providers, strategic alliance partners and other businesses.

Corporate Information

Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999, and we conduct our business in China through our subsidiaries and variable interest entities. Our ADSs are listed on the New York Stock Exchange under the symbol "BABA." The principal executive offices of our main operations are located at 969 West Wen Yi Road, Yu Hang District, Hangzhou 311121, People's Republic of China. Our telephone number at this address is +86-571-8502-2088. Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Our agent for service of process in the United States is Corporation Service Company located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036. Our corporate website is www.alibabagroup.com. The information contained on our website is not part of this prospectus.

 RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report on Form 20-F, which is incorporated into this prospectus by reference, and any additional risk factors disclosed in any accompanying prospectus supplement or any other document incorporated by reference in this prospectus before investing in any securities that may be offered pursuant to this prospectus. Please see "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

 USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, which we refer to below as our articles, the Companies Law (2018 Revision), as amended, of the Cayman Islands, which we refer to below as the Companies Law, and the common law of the Cayman Islands.

As approved by our shareholders at the annual general meeting held on July 15, 2019, we subdivided each of our issued and unissued ordinary shares into eight (8) ordinary shares, or the share subdivision, effective July 30, 2019.

Following this share subdivision, and as of November 5, 2019, our authorized share capital was US$100,000 consisting of 32,000,000,000 ordinary shares, par value US$0.000003125 per share. As of November 5, 2019, there are 20,886,784,264 ordinary shares issued, fully-paid and outstanding.

Simultaneously with the share subdivision, a change in the ratio of our ADS to ordinary share also became effective. Following the ADS ratio change, each ADS represents eight (8) ordinary shares. Previously, each ADS represented one (1) ordinary share.

The following are summaries of material provisions of our articles and the Companies Law insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our articles, which were filed as Exhibit 3.2 to our Registration Statement on Form F-1 (File No. 333-195736), as amended, initially filed with the SEC on May 6, 2014.

Registered Office

Our registered office in the Cayman Islands is located at the offices of Trident Trust Company (Cayman) Limited, Fourth Floor, One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands. Alibaba Group Holding Limited is a Cayman Islands holding company established under the Companies Law of the Cayman Islands (as amended) on June 28, 1999.

Board of Directors

See "Item 6. Directors, Senior Management and Employees — C. Board Practices, Nomination and Terms of Directors" and "Item 6. Directors, Senior Management and Employees — C. Board Practices, Nomination and Terms of Directors — Duties of Directors" in our annual report on Form 20-F for the fiscal year ended March 31, 2019, which items are incorporated by reference into this prospectus, as well as the relevant information in the documents that are incorporated by reference into this prospectus.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of shareholders. Each holder of our ordinary shares may be entitled to receive a certificate in respect of such ordinary shares, if resolved and authorized by our board of directors. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Companies Law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote.

Voting at any meeting of shareholders is by poll.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than three-fourths of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require a higher affirmative vote, in which cases the required majority to pass a special resolution is 95%, and for certain types of winding up of the company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Companies Law and our articles. A special resolution is required for important matters such as a change of name and amendments to our articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.

Our articles provide that a special resolution is required, and that for the purposes of any such special resolution, the affirmative vote of no less than 95% of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting is required to approve any amendments to any provisions of our articles that relate to or have an impact upon:

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  the right of the Alibaba Partnership to nominate directors to our board as described below under "— Nomination, Election and Removal of Directors;"

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  the affirmative shareholder vote necessary to approve or authorize a merger or change of control if the Alibaba Partnership's right to nominate directors is adversely impacted by such merger or change of control as described below under "— Differences in Corporate Law — Mergers and Similar Arrangements;"

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  the procedures regarding the election, appointment and removal of directors or the size of the board; and

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  any alteration of the voting rights with respect to the above.

Transfer of Ordinary Shares

Subject to the restrictions contained in our articles, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor (and, if in respect of a nil or partly paid up share, or if so required by our directors, by or on behalf of the transferee).

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

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  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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  the instrument of transfer is in respect of only one class of ordinary shares;

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  the instrument of transfer is properly stamped, if required;

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  the ordinary share transferred is fully paid and free of any lien in favor of us;

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  any fee related to the transfer has been paid to us; and

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  the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

On a winding up of our company, if the assets available for distribution among the holders of our ordinary shares are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among the holders of our ordinary shares on a pro rata basis in proportion to the par value of the ordinary shares held by them. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the holders of our ordinary shares in proportion to the par value of the ordinary shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders and any other sanction required by the Cayman Companies Law, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division is to be carried out as between our shareholders or different classes of shareholders.

We are a "limited liability" company registered under the Cayman Companies Law, and under the Cayman Companies Law, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our articles contain a declaration that the liability of our shareholders is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles. Under the Cayman Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied with the consent in writing of the holders of not less than three-fourths of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Notwithstanding the foregoing, our board of directors may issue preferred shares, without further action by the shareholders. See "— Differences in Corporate Law — Directors' Power to Issue Shares."

General Meetings of Shareholders

Shareholders' meetings may be convened by a majority of our board of directors or our chairman. As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Law to call shareholders' annual general meetings; however, our corporate governance guidelines provide that in each year we will hold an annual general meeting of shareholders. The annual general meeting shall be held at such time and place as may be determined by our board of directors.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles provide that upon the requisition of shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Advance notice of at least 10 days but no more than 60 days is required for the convening of our annual general meeting and any other general meeting of our shareholders. All general meetings of shareholders shall occur at such time and place as determined by our directors and set forth in the notice for such meeting.

A quorum for a general meeting of shareholders consists of any one or more shareholders present in person or by proxy, holding shares representing in aggregate not less than one-third of the voting rights entitled to vote at general meetings.

Nomination, Election and Removal of Directors

Our articles provide that persons standing for election as directors at a duly constituted general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Our articles further provide that our board of directors is divided into three groups designated as Group I, Group II and Group III with as nearly equal a number of directors in each group as possible. Directors assigned to Group I shall serve their current term of office, which will expire at our 2021 annual general meeting; directors assigned to Group II shall serve their current term of office, which will expire at our 2022 annual general meeting; and directors assigned to Group III shall serve their current term of office, which will expire at our 2020 annual general meeting. The Group I directors currently consist of Joe Tsai, J. Michael Evans, Eric Xiandong Jing and E. Börje Ekholm; the Group II directors currently consist of Daniel Zhang, Chee Hwa Tung, Jerry Yang and Wan Ling Martello; and the Group III directors currently consist of Jack Ma, Masayoshi Son and Walter Kwauk. Jack Ma, Joe Tsai, Daniel Zhang, J. Michael Evans and Eric Xiandong Jing are designated Alibaba Partnership nominees; Masayoshi Son is designated the SoftBank nominee; and Chee Hwa Tung, Walter Kwauk, Jerry Yang, E. Börje Ekholm and Wan Ling Martello are deemed nominees of the nominating and corporate governance committee. Each director of each group shall, upon the expiration of his or her term, be eligible for re-election at an annual general meeting to hold office for a three-year term and until such director's successor has been duly elected. Our articles provide that, unless otherwise determined by shareholders in a general meeting, our board will consist of not less than nine directors, for so long as SoftBank has the right to nominate a director and when SoftBank no longer has such right, not less than seven. Our articles further provide that our board should be comprised of no fewer than five directors. We have no provisions relating to retirement of directors upon reaching any age limit.

Our articles provide that the Alibaba Partnership has the right to nominate such number of persons who shall stand for election as directors as may be required to ensure that directors nominated or appointed by the Alibaba Partnership shall constitute a simple majority of the total number of directors on our board of directors, with as equal a number of such nominated directors assigned to each group of directors as possible. Our articles further provide that the Alibaba Partnership's nomination rights are conditioned on the Alibaba Partnership being governed by the partnership agreement as currently in effect, or as may be amended in accordance with its terms from time to time. Any amendment to the provisions relating to the purpose of the partnership, or to the manner in which the Alibaba Partnership exercises its right to nominate a simple majority of our directors, will be subject to the approval of the majority of our directors who are not nominees or appointees of the Alibaba Partnership and are "independent directors" within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange.

A nominating and corporate governance committee of the board of directors has the right to determine the persons who shall stand for election as directors for the remainder of the places available for election to our board of directors, subject to the right of SoftBank to nominate one person to stand for election so long as SoftBank owns at least 15% of our outstanding shares pursuant to the articles. Each of the compensation committee and the nominating and corporate governance committee must consist of at least three directors and the majority of the committee members must be independent within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange. The audit committee must consist of at least three directors, all of whom must be independent within the meaning of Section 303A of the Corporate Governance Rules of the New York Stock Exchange and meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. The director nominated by SoftBank is entitled to receive notices and materials for all meetings of our committees and upon notice to the relevant committee, to join as an observer in meetings of the audit committee, the compensation committee, the nominating and corporate governance committee and other board committees we may establish.

In the event that the appointment of any person standing for election as a director fails to be approved by a simple majority of votes cast at a duly constituted general meeting, the party that nominated such person to stand for election shall have the power to appoint a different person to the board to be a director until the next annual general meeting of shareholders after such appointment. Such appointment shall become effective upon the nominating party giving a written notice (duly signed by the general partner of the Alibaba Partnership, or by majority of the members of the nominating and corporate governance committee, or by an authorized representative of SoftBank, as the case may be) to the company, without the requirement for any further vote or approval by the shareholders or the board. In the event of a casual vacancy on the board due to the resignation, death or removal of a director, the party that nominated or appointed such director shall have the right to appoint a person to the board to be a director until the next annual general meeting of shareholders after such appointment. The board of directors may expand the maximum number of directors on the board, subject to any maximum number determined from time to time by the shareholders at a general meeting. The Alibaba Partnership is entitled to appoint such number of additional directors to the board as may be necessary to ensure that the directors nominated or appointed by the Alibaba Partnership comprise a simple majority of the board (such additional directors shall be designated as Alibaba Partnership nominated directors). If at any time our board of directors consists of less than a simple majority of directors nominated or appointed by the Alibaba Partnership for any reason, including because a director previously nominated by the Alibaba Partnership ceases to be a member of our board of directors or because the Alibaba Partnership had previously not exercised its right to nominate or appoint a simple majority of our board of directors, the Alibaba Partnership shall be entitled (in its sole discretion) to appoint such number of additional directors to the board as necessary to ensure that the directors nominated or appointed by the Alibaba Partnership comprise a simple majority of our board of directors. The nominating and corporate governance committee is entitled to appoint any other directors up to the maximum number of directors on the board, if any (designated as nominating and corporate governance committee nominated directors). The Alibaba Partnership and the nominating and corporate governance committee have the right to appoint persons to the board of directors as Alibaba Partnership nominated directors and nominating and corporate governance committee nominated directors, respectively, until the next annual general meeting of shareholders after such appointment.

A director will be removed from office automatically if, among other things, the director (1) dies or becomes bankrupt or makes any arrangement or composition with his creditors generally; or (2) is found of unsound mind; or (3) resigns his office by notice in writing to our company. In addition, the directors nominated or appointed by the Alibaba Partnership are, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect and as may be amended in accordance with its terms from time to time, subject to removal, with or without cause, only by the Alibaba Partnership, and the director nominated or appointed by SoftBank is subject to removal, with or without cause, only by SoftBank. So long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, any director nominated or appointed by the nominating and corporate governance committee may be removed for cause by a vote of the majority of the board of directors upon the recommendation of the nominating and corporate governance committee. After such time, any director may be removed by ordinary resolution, with or without cause.

Proceedings of Board of Directors

Our articles provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, is a majority of the directors.

Our articles provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Cayman Companies Law, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records.

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

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  increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

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  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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  sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so can-celled.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Cayman Companies Law, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Restrictive Provisions

Under our articles, in connection with any change of control, merger or sale of our company, the partners and other holders of our ordinary shares shall receive the same consideration with respect to their ordinary shares in connection with any such transaction. In addition, our articles provide that the Alibaba Partnership may not transfer or otherwise delegate or give a proxy to any third party with respect to its right to nominate directors and that the consent of the independent members of our board of directors who are not nominees of the Alibaba Partnership shall be needed for any amendment of the partnership agreement relating to the purpose of the partnership or the manner in which the partnership exercises its rights to nominate or appoint a majority of our board of directors.

Exempted Company

We are an exempted company with limited liability under the Cayman Companies Law. The Cayman Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

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  an exempted company does not have to hold an annual general meeting;

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  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, the applicable prospectus supplement(s) and the documents incorporated by reference herein, we currently intend to comply with the New York Stock Exchange rules in lieu of following home country practice. The New York Stock Exchange rules require that every company listed on the New York Stock Exchange hold an annual general meeting of shareholders. In addition, our articles allow directors to call an extraordinary general meeting of shareholders pursuant to the procedures set forth therein.

Register of Members

Under the Cayman Companies Law, we must keep a register of members and there should be entered therein:

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  the names and addresses of our members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

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  the date on which the name of any person was entered on the register as a member; and

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  the date on which any person ceased to be a member.

Under Cayman Companies Law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members raises a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Companies Law to have legal title to the shares as set against its name in the register of members. The register of members is updated to record and give effect to any issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Law is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Law and the current Companies Act of England. In addition, the Cayman Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Law applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Our articles provide that, in addition to the requirements described in the preceding paragraph, if the rights of the Alibaba Partnership as described under "— Nomination, Election and Removal of Directors" are adversely impacted by the merger, the affirmative vote of at least 95% of our shareholders voting at a general meeting of our shareholders is required.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Law.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

In principle, we normally are the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

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  an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

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  an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

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  an act which constitutes a "fraud on the minority" where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Companies Law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide that any merger to which we are a party requires an affirmative vote of 95% of our shareholders voting at a meeting of our shareholders in the event such merger would adversely affect the Alibaba Partnership's rights to nominate or appoint persons to serve as directors on our board, limitations on shareholder rights to nominate or remove directors, as well as provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Under the Cayman Companies Law, our directors may only exercise the rights and powers granted to them under our articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors' Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our articles allow our shareholders holding not less than one-third of the voting rights entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. However, our shareholders may propose only ordinary resolutions to be put to a vote at such meetings and have no right to propose resolutions with respect to the election, appointment or removal of directors. Our articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders' annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under the Cayman Companies Law, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, other than SoftBank's right to remove the director nominated by it, our shareholders generally do not have the right to remove directors. Directors will be removed from office automatically if, among other things, the director (1) dies or becomes bankrupt or makes any arrangement or composition with his creditors generally; or (2) is found of unsound mind; or (3) resigns his office by notice in writing to our company. In addition, the directors nominated or appointed by the Alibaba Partnership are, so long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, subject to removal, with or without cause, only by the Alibaba Partnership and the director nominated or appointed by SoftBank will be subject to removal, with or without cause, only by SoftBank. So long as the Alibaba Partnership is governed by the partnership agreement as currently in effect or as may be amended in accordance with its terms from time to time, any director nominated or appointed by the nominating and corporate governance committee may be removed for cause by a vote of the majority of the board of directors upon the recommendation of the nominating and corporate governance committee. After such time, any director may be removed by ordinary resolution, with or without cause.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

The Cayman Companies Law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Law and our articles, our company may be wound up only upon resolution of shareholders holding 100% of the total voting rights entitled to vote or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Law and our articles, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of not less than three-fourths of the shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Law and our articles, our articles may only be amended by special resolution of our shareholders, and in the case of amendments of certain provisions (as described in "— Ordinary Shares — Voting

Rights" above), such special resolution shall require the affirmative vote of at least 95% of the votes cast by shareholders at a general meeting of the shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors' Power to Issue Shares

Under our articles, our board of directors is empowered to issue or allot shares or grant options, restricted shares, RSUs, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares. Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors' duty of acting in the best interest of our company, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under the Cayman Companies Law to inspect or obtain copies of our list of shareholders or our corporate records. However, we provide our shareholders with annual audited financial statements. See "Where You Can Find More Information About Us."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Citibank, N.A., acts as the depositary for the ADSs. Each ADS represents an ownership interest in eight (8) ordinary shares deposited with Citibank, N.A.-Hong Kong branch, as custodian for the depositary. Each ADS also represents an ownership interest in any other securities, cash or other property which may be held by the depositary. The depositary's office is located at 388 Greenwich Street, New York, New York 10013.

We do not treat ADS holders as our shareholders and accordingly, ADS holders do not have shareholders' rights. Cayman Islands law governs shareholders' rights in our company. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs have ADS holder's rights. A deposit agreement among us, the depositary and the holders and beneficial owners of ADSs sets out ADS holders' rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The Direct Registration System, or DRS, enables the registration of the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find More Information About Us."

Holding the ADSs

How may you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in the DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for the ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it may do so on a practicable basis, and may transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid will be deducted. See "Taxation" in the applicable prospectus supplement(s). The depositary will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  The depositary will distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under applicable law. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will (to the extent permitted by applicable law) represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

  •
  Elective distributions in cash or shares.  If we offer holders of the ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice of such elective distribution by us, will determine whether it is lawful and practicable to make such elective distribution available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. If the depositary determines that it is not lawful or practicable to make the elective distribution available to ADS holders, then the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

  •
  Rights to purchase additional shares.  If we offer holders of the ordinary shares any rights to subscribe for additional shares, the depositary may, after consultation with us and having received timely notice of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practicable to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights or the deposit agreement requires you to pay.

  •
  Other distributions.  Subject to receipt of timely notice from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and practicable and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal and practicable. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impracticable to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act in order to make a distribution to ADS holders. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impracticable for us or for the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian and if we have not objected to the deposit of such ordinary shares. In such case, upon receipt of payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an ADS?

You may request cancellation of your ADSs by surrendering your ADSs to the depositary or by providing appropriate instructions to your broker. Upon receipt of payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for ADRs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the deposited securities underlying your ADSs. Otherwise, you may not be able to exercise your right to vote unless you withdraw the ordinary shares your ADSs represent. However, you may not know about the meeting sufficiently in advance to withdraw the ordinary shares.

If we ask for your instructions, upon timely notice from us, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given to the depositary to give a discretionary proxy to a person designated by us in accordance with the next paragraph if no instruction is received. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our constitutive documents, to vote or to have its agents vote the ordinary shares or other deposited securities in accordance with the voting instructions received from the holders of ADSs (including deemed instructions to give a discretionary proxy to a person designated by us in accordance with the next paragraph). The depositary will only vote or attempt to vote as you instruct.

If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, if substantial opposition exists or if the rights of holders of deposited securities may be materially adversely affected.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

As an ADS holder, you are required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions of ordinary shares)	Up to US$0.05 per ADS issued
Cancellation of ADSs	Up to US$0.05 per ADS canceled
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to (i) share dividends or other free share distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares)	Up to US$0.05 per ADS held
ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary

As an ADS holder you are also responsible to pay certain charges such as:

  •
  taxes (including applicable interest and penalties) and other governmental charges;

  •
  the registration fees as may from time to time be in effect for the registration of ordinary shares or other deposited securities on the share register and applicable to transfers of ordinary shares or other deposited securities to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

  •
  certain cable, telex and facsimile transmission and delivery expenses;

  •
  the expenses and charges incurred by the depositary in the conversion of foreign currency;

  •
  the fees and expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

  •
  the fees and expenses incurred by the depositary, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary into The Depository Trust Company, or DTC, or presented to the depositary via DTC, the ADS issuance and cancellation fees and charges are charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee are charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Payment of Taxes

You are responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of the ordinary shares	The shares received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will to the extent not prohibited by law represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may to the extent not prohibited by law distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. Any amendments to ensure compliance with applicable laws, rules or regulations may become effective before the expiration of the 30-day notice period. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 30 days prior to termination. The depositary may also terminate the deposit agreement if we have informed the depositary of its removal or the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. After termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary maintains ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary maintains facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if either of us is prevented or delayed from performing our obligations under the deposit agreement by reason of, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

  •
  are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

  •
  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

  •
  disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

  •
  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities or for any information provided (or not provided) by DTC or DTC participants.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

  •
  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on the ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The depositary has informed us that, notwithstanding the terms of the deposit agreement, the depositary does not presently engage in pre-release transactions and has no intent to enter into pre-release transactions in the future.

Direct Registration System

The Profile Modification System, or Profile, is a system administered by DTC and applies to uncertificated ADSs. DRS enables the registration of the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those uncertificated ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary does not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the New York Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on, and compliance with, instructions received by the depositary through the DRS/Profile and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company, located at 1180 Avenue of the Americas, Suite 210, New York, New York 10036 as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively:

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Furthermore, Maples and Calder (Hong Kong) LLP and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.

Maples and Calder (Hong Kong) LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

  •
  is given by a foreign court of competent jurisdiction;

  •
  imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

  •
  is final;

  •
  is not in respect of taxes, a fine or a penalty; and

  •
  was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

 TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

 SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See "Plan of Distribution." Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

 PLAN OF DISTRIBUTION

We and any selling shareholders may sell the securities offered through this prospectus from time to time in one or more of the following ways:

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers, including our affiliates; or

  •
  through a combination of any these methods of sale.

We may distribute the securities from time to time in one or more of the following ways:

  •
  at a fixed price or prices, which may be changed;

  •
  at prices relating to prevailing market prices at the time of sale;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

The prospectus supplement will include the following information, if applicable:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any offering price to the public;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

By Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

 LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement. The validity of the securities offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners and for the underwriters by a law firm or firms named in the applicable prospectus supplement. Simpson Thacher & Bartlett LLP and Maples and Calder (Hong Kong) LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

 EXPERTS

The financial statements incorporated in this prospectus by reference to Alibaba Group Holding Limited's Form 6-K dated November 13, 2019 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Alibaba Group Holding Limited for the year ended March 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements as of June 30, 2019 and for the three months ended June 30, 2019 included in Exhibit 99.1 to Alibaba Group Holding Limited's Form 6-K dated November 13, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers is 22/F, Prince's Building, Central, Hong Kong.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with generally accepted accounting principles in the United States, and all notices of shareholders' meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

 INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended March 31, 2019, excluding Part III, Item 18. Financial Statements of said report, originally filed with the SEC on June 5, 2019;

  •
  Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Updated Part III, Item 18. Financial Statements, from the Company's Annual Report on Form 20-F for the year ended March 31, 2019, as filed with the Securities and Exchange Commission on June 5, 2019";

  •
  Exhibit 99.1 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Consolidated Financial Statements for the three months ended June 30, 2018 and 2019 — Alibaba Group Holding Limited";

  •
  Exhibit 99.2 to our current report on Form 6-K, originally furnished to the SEC on November 13, 2019, titled "Unaudited Condensed Consolidated Financial Statements for the three months ended September 30, 2018 and 2019 — Alibaba Group Holding Limited";

  •
  the description of the securities contained in our registration statement on Form 8-A filed on September 8, 2014 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

  •
  any future annual reports on Form 20-F, together with any amendments thereto, filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street
Causeway Bay
Hong Kong
Telephone: +852 2215-5100
Fax: +852 2215-5200

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.